Exhibit 10.87

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL

PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE

FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT

TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED

FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY

NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES

AND RENTS AND SECURITY AGREEMENT

IIT VALWOOD WEST INDUSTRIAL LP,

Grantor

to

M. LAWRENCE HICKS, JR., TRUSTEE, FOR THE BENEFIT OF

NEW YORK LIFE INSURANCE COMPANY,

Beneficiary

Dated as of: December 15, 2011

ATTENTION COUNTY RECORDER: THIS INSTRUMENT IS INTENDED TO BE

EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING PURSUANT

TO SECTION 9.502(C) OF THE TEXAS BUSINESS AND COMMERCE CODE. PORTIONS

OF THE GOODS COMPRISING A PART OF THE SECURED PROPERTY ARE OR ARE TO

BECOME FIXTURES RELATED TO THE LAND DESCRIBED IN EXHIBIT “A” HERETO.

THIS INSTRUMENT IS TO BE FILED FOR RECORD IN THE RECORDS OF      COUNTY,

TEXAS AND SHOULD BE INDEXED BOTH AS A DEED OF TRUST AND AS A

FINANCING STATEMENT COVERING FIXTURES, THE ADDRESSES OF GRANTOR

(DEBTOR) AND BENEFICIARY (SECURED PARTY) ARE SPECIFIED IN THE

RECITALS OF THIS INSTRUMENT

096780 000064 DALLAS 2809006.6	Loan No. 374-0366 Texas

Premises: Valwood West A, 2025 Beltline Road, Carrollton, Texas (“Valwood A”);

Valwood West C, 2045 Westgate Road, Carrollton, Texas (“Valwood C”); and

Valwood West D, 2029 Westgate Road, Carrollton, Texas (“Valwood D”);

Record And Return To:

Thompson & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201

Attn: Jennifer Taylor Fargo, Esq.

096780 000064 DALLAS 2809006.6	Loan No. 374-0366 Texas

i

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

	B.	Right to Inspect Books and Records	27
1.07	Condemnation		27
	A.	Beneficiary’s Right to Participate in Proceedings	27
	B.	Application of Condemnation Award	27
	C.	Reimbursement of Costs	28
	D.	Existing Obligations	29
1.08	Leases		29
	A.	Performance of Lessor’s Covenants	29
	B.	Notice of Default	29
	C.	Representations Regarding Leases	29
	D.	Covenants Regarding Leases	30
	E.	Application of Rents	31
	F.	Indemnity Against Unapproved Lease Modifications and Amendments	31
1.09	Assignment of Leases, Rents, Income, Profits and Cash Collateral		32
	A.	Assignment; Discharge of Obligations	32
	B.	Entry Onto Secured Property; Lease of Secured Property	32
	C.	License to Manage Secured Property	33
	D.	Delivery of Assignments	33
	E.	Indemnity	33
1.10	Further Assurances		33
	A.	General; Appointment of Attorney-in-Fact	33
	B.	Statement Regarding Obligations	33
	C.	Additional Security Instruments	34
	D.	Security Agreement	34
	E.	Preservation of Grantor’s Existence	35
	F.	Further Indemnities	36
	G.	Absence of Insurance	36
	H.	Lost Note	36
1.11	Prohibition on Transfers, Liens or Further Encumbrances		37
	A.	Continuing Ownership and Management	37
	B.	Prohibition on Transfers, Liens or Further Encumbrances	37
	C.	Acceleration of Obligations	37
1.12	Expenses		38

Article 2. REPRESENTATIONS AND WARRANTIES			38

2.01	Warranty of Title		38
2.02	Ownership of Additional or Replacement Improvements and Personal Property		38
2.03	No Pending Material Litigation or Proceeding; No Hazardous Materials		38
	A.	Proceedings Affecting Grantor	38
	B.	Proceedings Affecting Secured Property	39
	C.	No Hazardous Material	39
	D.	No Litigation Regarding Hazardous Material	40
2.04	Valid Organization, Good Standing and Qualification of Grantor; Other Organizational Information		40
2.05	Authorization; No Legal Restrictions on Performance		40
2.06	Compliance With Laws		41

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

2.07	Tax Status		41
2.08	Absence of Foreign or Enemy Status; Absence of Blocked Persons; Foreign Corrupt Practices Act		41
2.09	Federal Reserve Board Regulations		42
2.10	Investment Company Act and Public Utility Holding Company Act		42
2.11	Exempt Status of Transactions Under Securities Act and Representations Relating Thereto		42
2.12	ERISA Compliance		43

Article 3. DEFAULTS			43

3.01	Events of Default		43

Article 4. REMEDIES			45

4.01	Acceleration, Foreclosure, etc.		45
	A.	Foreclosure	45
	B.	Partial Foreclosure	46
	C.	Entry	46
	D.	Collection of Rents, etc.	46
	E.	Receivership	47
	F.	Specific Performance	47
	G.	Recovery of Sums Required to be Paid	47
	H.	Other Remedies	47
	I.	Deed of Trust Foreclosure	47
	J.	Partial Foreclosure	49
	K.	Judicial Foreclosure	49
	L.	Successor Trustee	49
	M.	Trustee’s Actions	50
4.02	No Election of Remedies		50
4.03	Beneficiary’s Right to Release, etc.		51
4.04	Beneficiary’s Right to Remedy Defaults, etc.		51
4.05	Waivers		51
4.06	Prepayment		52

Article 5. MISCELLANEOUS			53

5.01	Non-Waiver		53
5.02	Sole Discretion of Beneficiary		54
5.03	Legal Tender		54
5.04	No Merger or Termination		54
5.05	Discontinuance of Actions		54
5.06	Headings		55
5.07	Notice to Parties		55
5.08	Successors and Assigns Included In Parties		56
5.09	Changes and Modifications		56
5.10	Applicable Law		56
5.11	Invalid Provisions to Affect No Others		56
5.12	Usury Savings Clause		56

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

5.13 No Statute of Limitations	56
5.14 Late Charges	56
5.15 Waiver of Jury Trial	57
5.16 Continuing Effectiveness	57
5.17 Time of Essence	57
5.18 Non-Recourse	57
5.19 Non-Business Days	60
5.20 Single Purpose Entity	60
5.21 Joint and Several Liability; Counterparts	64

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS

AND SECURITY AGREEMENT

THIS DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this “Deed of Trust”) dated as of December 15, 2011, from IIT VALWOOD WEST INDUSTRIAL LP, a Delaware limited partnership, having an office at c/o Dividend Capital, 518 17th Street, Suite 1700, Denver, Colorado 80202 (“Grantor”), to M. LAWRENCE HICKS, JR., TRUSTEE (the “Trustee”), for the benefit of NEW YORK LIFE INSURANCE COMPANY (“Beneficiary”), a New York mutual insurance company, having an office at 51 Madison Avenue, New York, New York 10010-1603.

Grantor has executed and delivered to Beneficiary a Promissory Note (“Note”), dated as of even date herewith, payable to the order of Beneficiary in the original principal sum of Sixty-One Million and No/100 Dollars ($61,000,000.00), lawful money of the United States of America. The Note is secured by, inter alia, this Deed of Trust and the terms, covenants and conditions of the Note are hereby incorporated herein and made a part hereof.

In consideration of the sum of Ten Dollars ($10.00) paid and other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged and in order to secure the Obligations (as hereinafter defined), and the observance, performance and discharge by Grantor of all covenants, conditions and agreements set forth in the Note, this Deed of Trust and in all other Loan Instruments (hereinafter defined), Grantor hereby grants, bargains, sells, assigns, transfers, pledges and sets over unto the Trustee the following property:

GRANTING CLAUSE ONE

All those tracts or parcels of land (collectively, “Land”) more particularly described in Schedule A hereto.

GRANTING CLAUSE TWO

All buildings, structures and improvements (collectively, “Improvements”) now or hereafter located on the Land, including all of Grantor’s machinery, apparatus, equipment and fixtures attached to, or used or procured for use in connection with the operation or maintenance of, any Improvement, all of Grantor’s refrigerators, shades, awnings, venetian blinds, screens, screen doors, storm doors, storm windows, stoves, ranges, curtain fixtures, partitions, attached floor coverings and fixtures, apparatus, equipment or articles used to supply sprinkler protection and waste removal, laundry equipment, furniture, furnishings, appliances, office equipment, elevators, escalators, tanks, dynamos, motors, generators, switchboards, communication equipment, electrical equipment, television and radio systems, heating, plumbing, lifting and ventilating apparatus, air-cooling and air conditioning apparatus, gas and electric fixtures, fittings and machinery and all of Grantor’s other personal property and equipment of every kind and description, excluding trade fixtures and personal property of any Lessee (as hereinafter defined), unless such trade fixtures or personal property become the property of Grantor upon expiration or termination of the term of the Lease in question, and all accessions, renewals and replacements thereof and all articles in substitution therefor. Whether or not any of the foregoing

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

are attached to the Land or any of the Improvements in any manner, all such items shall be deemed to be fixtures, part of the real estate and security for the Obligations. The Land and Improvements are herein collectively called “Premises”. To the extent any of the Improvements are not deemed real estate under the laws of the State, they shall be deemed personal property and this grant shall include all of Grantor’s right, title and interest in, under and to such personal property and all other personal property now or hereafter attached to or located upon the Premises or used or useable in the management, maintenance or operation of the Improvements or the activities conducted on the Premises, including all computer hardware and software, but excluding trade fixtures and personal property of any Lessee, unless such personal property becomes the property of Grantor upon expiration or termination of the Lease in question, and all accessions, renewals and replacements thereof and all articles in substitution therefor (collectively, “Personal Property”).

GRANTING CLAUSE THREE

All now or hereafter existing easements and rights-of-way and all right, title and interest of Grantor, in and to any land lying within the right-of-way of any street, opened or proposed, adjoining the Premises, any and all sidewalks, alleys and strips and gores of land, streets, ways, passages, sewer rights, waters, water courses, water rights and powers, estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, air rights, development rights, covenants, conditions, restrictions, credits and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to, or above or below the Premises, whether now or hereafter existing.

GRANTING CLAUSE FOUR

All intangible rights, interests and properties of Grantor relating to the Premises or any part thereof, and necessary or desirable for the continued ownership, use, operation, leasing or management thereof, whether now or hereafter existing, including any trademarks, servicemarks, logos or trade names relating to the Premises or by which the Premises or any part thereof may be known and any other franchises or other agreements relating to services in connection with the use, occupancy, or maintenance of the Premises, instruments, actions or rights in action and all intangible property and rights relating to the Premises.

GRANTING CLAUSE FIVE

All accounts receivable, insurance policies, contract rights, interests, rights under all oil, gas and mineral leases and agreements and all benefits arising therefrom, and all other claims, both at law and in equity, relating to the Premises, which Grantor now has or may hereafter acquire.

GRANTING CLAUSE SIX

All estate, interest, right, title and other claim or demand which Grantor now has or may hereafter acquire in any and all awards or payments relating to the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Premises, including

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

all awards resulting from a change of grade of any street and awards for severance damages, together, in all cases, with all interest thereon.

GRANTING CLAUSE SEVEN

All proceeds of, and any unearned premiums on, insurance policies covering all or any part of the Premises, including the right to receive and apply the proceeds of all insurance or judgments related to the Premises, or settlements made in lieu thereof.

GRANTING CLAUSE EIGHT

All estate, interest, right, title and other claim or demand which Grantor now has or may hereafter acquire against anyone with respect to any damage to all or any part of the Premises, including damage arising or resulting from any defect in or with respect to the design or construction of all or any part of the Improvements.

GRANTING CLAUSE NINE

All deposits or other security or advance payments, including rental payments, made by or on behalf of Grantor to others in connection with the Obligations or the ownership or operation of all or any part of the Premises, including any such deposits or payments made with respect to (a) Impositions (as hereinafter defined),(b) insurance policies, (c) utility service, (d) cleaning, maintenance, repair or similar services, (e) refuse removal or sewer service, (f) rental of equipment, if any, used by or on behalf of Grantor, and (g) parking or similar services or rights.

GRANTING CLAUSE TEN

All remainders, reversions or other estates in the Premises or any part thereof.

GRANTING CLAUSE ELEVEN

All right, title and interest of Grantor in and to all management contracts, permits, certificates, licenses, approvals, contracts, entitlements and authorizations, however characterized, now or hereafter issued or in any way furnished for the acquisition, construction, development, operation and use of the Land, the Improvements or the Leases, including building permits, environmental certificates, licenses, certificates of operation or occupancy, warranties and guaranties, except, in each case, to the extent that such grant, assignment, transfer or pledge is restricted by the terms of such management contract, permit, certificate, license, approval, contract, entitlement or authorization and such restriction is enforceable under applicable law.

GRANTING CLAUSE TWELVE

All right, title and interest of Grantor in and to all easements, roads, streets, ways, sidewalks, alleys, passages, sewer rights, other utility rights, encroachment rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, air rights, and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to, or

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

arising under Declaration of Protective Covenants, Agreements, Easement, Charges and Liens for Valwood West, dated April 9, 1997, recorded in Volume 97073, Page 01373, Real Property Records of Dallas County, Texas, Declaration of Protective Covenants, Agreements, Easement, Charges and Liens for Valwood West, dated April 9, 1997, recorded in Volume 97073, Page 01373, Real Property Records of Dallas County, Texas, Declaration of Reciprocal Easements, dated December 29, 1998, recorded in Volume 98252, Page 158, Real Property Records of Dallas County, Texas, Declaration of Protective Covenants, Agreements, Easement, Charges and Liens for Valwood West, dated April 9, 1997, recorded in Volume 97073, Page 01373, Real Property Records of Dallas County, Texas, Declaration of Reciprocal Easements, dated December 29, 1998, recorded in Volume 98252, Page 158, Real Property Records of Dallas County, Texas, Declaration of Access Easement, dated December 29, 1998, recorded in Volume 98252, Page 169, Real Property Records of Dallas County, Texas or any other whether now or hereafter existing.

GRANTING CLAUSE THIRTEEN

All proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing, including personal property acquired with cash proceeds.

TO HAVE AND TO HOLD the foregoing Premises and other property and the rights hereby granted for its use and benefit unto the Trustee and his successors or substitutes in this trust and to his or their successors or substitutes in trust in fee simple forever.

DEFINITIONS AND INTERPRETATION

As used in this Deed of Trust, the following terms shall have the meanings specified below:

“Allocated Loan Amount” shall mean the principal balance of the portion of the Loan allocated to each Individual Property in the Portfolio Secured Property as shown in Schedule 1 attached to the Note.

“Assignment” shall mean the Assignment of Leases, Rents, Income and Cash Collateral covering the Secured Property dated as of the date hereof from Grantor, as assignor, to Beneficiary, as assignee, together with any modifications thereof and supplements thereto.

“Beneficiary’s Architect” shall mean a licensed architect or registered engineer approved by Beneficiary.

“Code” shall mean the Uniform Commercial Code of the State.

“Condemnation Proceedings” shall have the meaning set forth in Section 1.07A.

“Debt Coverage Ratio” shall mean, for any period, a fraction, the numerator of which shall equal the projected net operating income of the Portfolio Secured Property for such period (including proceeds from any business interruption or “loss of rents” insurance), and the denominator of which shall equal the aggregate of the principal and interest for such period with

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

respect to (A) the scheduled principal and interest payments due pursuant to the Note for such period, and (B) subordinate indebtedness, if any.

“Environmental Claim” shall mean any asserted claim or demand, of any kind or nature, by any Person, for any actual or alleged Environmental Damage, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, ordinance or regulation, common law or otherwise.

“Environmental Damage” shall mean any and all claims, judgments, damages (including consequential and punitive damages), losses, penalties, interest, fines, liabilities (including strict liability), obligations, responsibilities, encumbrances, liens, costs and expenses, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including attorneys’, experts’ and consultants’ fees and disbursements, in each case relating to Environmental Requirements in, on, under, around or in any way relating to the Secured Property, including, including:

(a)

those relating to any investigation, defense or settlement of any claim, suit, administrative proceeding or investigation of any kind or any directive of any Governmental Agency (as hereinafter defined);

(b)

those relating to damages for personal injury, or injury to property including natural resources, occurring in, on, under or about the Secured Property, including lost profits and the cost of demolition and rebuilding of any improvements on real property;

(c)	diminution in the value of the Secured Property, and damages for the loss, or restriction on the use or adverse impact on the marketing, of the Secured Property or any part thereof;

(d)	loss of the priority of the lien of this Deed of Trust due to the imposition of a lien against the Secured Property; and

(e)

those incurred in connection with the investigation, cleanup, remediation, removal, abatement, containment, closure, restoration, monitoring work or other cure of any violation of an Environmental Requirement required by any Governmental Agency or reasonably necessary to make full economic use of the Secured Property or in connection with any other property, including the performance of any pre-remedial studies and investigations and post remedial monitoring and cure, or any action to prevent a Release or threat of Release or to minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or the environment.

“Environmental Requirements” shall mean any and all Legal Requirements (as hereinafter defined) relating to the protection of the environment, health or safety, including:

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

(a)

all Legal Requirements pertaining to reporting, licensing, permitting, investigation, remediation or removal of, or pertaining to Releases or threatened Releases of, Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, including Releases or threatened Releases into the air, soil, surface water, ground water or land;

(b)

all Legal Requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and

(c)	all Legal Requirements pertaining to industrial hygiene or the protection of the health and safety of employees or the public.

“ERISA” shall have the meaning set forth in Section 2.12.

“Event of Default” shall have the meaning set forth in Section 3.01.

“Governmental Agency” shall mean any government, quasi-governmental or government sponsored enterprise, legislative body, commission, board, regulatory authority, bureau, administrative or other agency, court, arbitrator, grand jury or any other public body or entity or instrumentality, whether domestic, foreign, federal, state, county or municipal.

“Guarantor,” shall mean any guarantor of all or any portion of the Obligations and any indemnitor (other than Grantor) under the Environmental Indemnity Agreement of even date herewith, executed by Grantor in favor of Beneficiary or any subsequent Environmental Indemnity Agreement or similar agreement executed by Grantor and an indemnitor in favor of Beneficiary.

“Hazardous Materials” shall mean any substance:

(a)	the presence of which requires notification, investigation or remediation under any Environmental Requirement;

(b)

which is or becomes designated, defined, classified or regulated as “hazardous”, “toxic”, “noxious”, “waste”, “pollutant”, “contaminant” or other similar term, or which requires remediation or is regulated under any present or future Environmental Requirement, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), Federal Clean Air Act (42 U.S.C. Section 7401 et seq.), Federal Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.), Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), Federal Environmental Pesticide Control Act (7 U.S.C. Section 136 et seq.), Federal Toxic Substances Control Act (15 U.S.C.

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

Section 2601 et seq.), Federal Safe Drinking Water Act (42 U.S.C. Sections 300(f), et seq.), The Texas Water Code, The Texas Solid Waste Disposal Act, and all regulations issued pursuant thereto;

(c)	which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Agency;

(d)

the presence of which on the Secured Property causes or threatens to cause a nuisance relating to the Secured Property or adjacent properties or poses or threatens to pose a hazard relating to the Secured Property or adjacent properties or to the health or safety of Persons on or about the Secured Property or adjacent properties;

(e)	which contains asbestos, gasoline, diesel fuel or other petroleum hydrocarbons, volatile organic compounds, polychlorinated biphenyls (PCBs) or urea formaldehyde foam insulation;

(f)	which contains or emits radioactive particles, waves or material, including radon gas; or

(g)	which is or constitutes a part of an underground storage tank.

“Hazardous Material Claims” shall have the meaning set forth in Section 1.05E(4).

“Impositions” shall have the meaning set forth in Section 1.02A.

“Improvements” shall have the meaning set forth in Granting Clause Two.

“Increased Rate” shall have the meaning set forth in the Note.

“Indemnified Claims” shall have the meaning set forth in Section 1.05E(1).

“Individual Property” shall mean, individually, each of the individual warehouse buildings and associated property constituting the Portfolio Secured Property and “Individual Properties” collectively shall mean all of the individual warehouse buildings constituting the Secured Property, as such Individual Properties may be released or supplemented from time to time.

“Land” shall have the meaning set forth in Granting Clause One.

“Lease” and “Leases” shall have the respective meanings set forth in Section 1.08A.

“Legal Requirements” shall mean all present or future laws, statutes, permits, approvals, plans, authorizations, guidelines, franchises, ordinances, restrictions, orders, rules, codes, regulations, judgments, decrees, injunctions or requirements of all Governmental Agencies or any officers thereof, including any Board of Fire Underwriters.

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

“Lessee” shall have the meaning set forth in Section 1.08A.

“Loan” shall mean the loan evidenced by the Note and secured by this Deed of Trust.

“Loan Instruments” shall mean (a) the Note, (b) this Deed of Trust, (c) the Assignment, (d) Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement (the “Forest Park Georgia Security Deed”) dated as of the date hereof granted by IIT SouthPoint Industrial LLC (“Southpoint”) for the benefit of Beneficiary and encumbering certain premises and other property constituting two warehouse buildings in Forest Park, Georgia (collectively, the “Forest Park Georgia Secured Property”) more particularly described in the Forest Park Georgia Security Deed, (e) Assignment of Leases, Rents, Income and Cash Collateral covering the Forest Park Georgia Secured Property (the “Forest Park Georgia Assignment of Leases”) dated as of the date hereof from Southpoint to Beneficiary, (f) Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement (the “Lithia Springs Georgia Security Deed”) dated as of the date hereof granted by IIT Westfork Industrial LLC (“Westfork”) for the benefit of Beneficiary and encumbering certain premises and other property constituting one warehouse building in Lithia Springs, Georgia (collectively, the “Lithia Springs Georgia Secured Property”) more particularly described in the Lithia Springs Georgia Security Deed, (g) Assignment of Leases, Rents, Income and Cash Collateral covering the Lithia Springs Georgia Secured Property (the “Lithia Springs Georgia Assignment of Leases”) dated as of the date hereof from Westfork to Beneficiary, (h) Mortgage, Assignment of Leases and Rents and Security Agreement (the “Florida Mortgage”) dated as of the date hereof granted by IIT Marina West LLC (“Marina West”) to Beneficiary and encumbering certain premises and other property constituting two warehouse buildings in Sunrise, Florida (the “Florida Secured Property”) more particularly described in the Florida Mortgage, and (i) Assignment of Leases, Rents, Income and Cash Collateral covering the Florida Secured Property (the “Florida Assignment of Leases”) dated as of the date hereof from Marina West to Beneficiary, together with each instrument listed on that certain Notice and Agreement of even date herewith executed by Grantor and Beneficiary and each other instrument now or hereafter given to evidence, secure, indemnify, guaranty or otherwise assure or provide for the payment or performance of the Obligations or otherwise executed by Grantor, Southpoint, Westfork and/or Marina West in connection with the Loan.

“Make-Whole Amount” shall have the meaning set forth in the Note.

“Maturity Date” shall have the meaning set forth in the Note and being January 5, 2019.

“Non-Recourse Exceptions” shall have the meaning set forth in Section 5.18.

“Note” shall have the meaning set forth in the second introductory paragraph of this Deed of Trust.

“Obligations” shall mean and include all indebtedness, obligations, covenants, agreements and liabilities of Grantor, Southpoint, Westfork and Marina West to Beneficiary, including all obligations to pay interest, the Make-Whole Amount and all charges and advances, whether direct or indirect, existing, future, contingent or otherwise, due or to become due, pursuant to or arising out of or in connection with the Note, this Deed of Trust, the Assignment

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

or any other Loan Instrument, all modifications, extensions and renewals of any of the foregoing and all expenses and costs of collection or enforcement, including attorneys’ fees and disbursements incurred by Beneficiary in the collection or enforcement of any of the Loan Instruments or in the exercise of any rights or remedies pursuant to the Loan Instruments or applicable law.

“Partial Foreclosure” shall have the meaning set forth in Section 4.01B.

“Person” shall mean a corporation, a limited or general partnership, a limited liability company or partnership, a joint stock company, a joint venture, a trust, an unincorporated association, a Governmental Agency, an individual or any other entity similar to any of the foregoing.

“Personal Property” shall have the meaning set forth in Granting Clause Two.

“Phase I” shall mean that certain (a) Phase I Environmental Assessment of Valwood West A, prepared by EMG, EMG Project #99793.11R-004.135, dated November 8, 2011, (b) Phase I Environmental Assessment of Valwood West C, prepared by EMG, EMG Project #99793.11R-005.135, dated November 3, 2011 and (c) Phase I Environmental Assessment of Valwood West D, prepared by EMG, EMG Project #99793.11R-006.135, dated November 4, 2011.

“Portfolio Secured Property” shall mean, collectively, the Secured Property (as hereinafter defined), the Forest Park Georgia Secured Property, the Lithia Springs Georgia Secured Property and the Florida Secured Property.

“Premises” shall have the meaning set forth in Granting Clause Two.

“Proceeds” shall have the meaning set forth in Section 1.03F(2).

“Release” shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

“Rents” shall mean all rents, issues, profits, cash collateral, royalties, income and other benefits derived from the Secured Property or any part thereof (including benefits accruing from all present or future leases and agreements, including oil, gas and mineral leases and agreements).

“Secured Property” shall mean the Premises, the Personal Property and all other rights and interests described in the Granting Clauses of this Deed of Trust.

“State” shall mean the State, Commonwealth or territory in which the Land is located.

“Transfer” shall have the meaning set forth in Section 1.11B.

“Trustee” shall mean M. Lawrence Hicks, Jr., or his substitutes or successors and their substitutes or successors.

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

As used in this Deed of Trust (a) words such as “herein”, “hereof”, “hereto”, “hereunder” and “hereby” or similar terms refer to this Deed of Trust as a whole and not to any specific Section or provision hereof; (b) wherever the singular or plural number or the masculine, feminine or neuter gender is used, it shall include each other number or gender; and (c) the word “including” shall mean “including, without limitation,” and the word “includes” shall mean “includes, without limitation.”

Article 1.

COVENANTS AND AGREEMENTS

Grantor hereby covenants and agrees as follows:

1.01        Payment, Performance and Security. Grantor shall pay when due the amount of, and otherwise timely perform, all Obligations. Grantor shall not apply or permit the application of any insurance proceeds, condemnation awards, trust funds, Rents or other income to distributions to its partners, members or constituent entities when an Event of Default exists under any of the Loan Instruments.

This Deed of Trust shall secure all Obligations.

1.02        Payment of Taxes, Assessments, etc.

A.        Impositions. Grantor shall pay when due and payable, before any fine, penalty, interest or cost for the nonpayment thereof may be added thereto, and without any right of offset or credit against any interest or other amounts payable to Beneficiary pursuant to this Deed of Trust or on the Note, all taxes, assessments, water and sewer rents, rates and charges, transit taxes, charges for public utilities, excises, levies, vault taxes or charges, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever (including penalties, interest costs and charges accrued or accumulated thereon), which at any time may be assessed, levied, confirmed, imposed upon, or become due and payable out of or in respect to, or become a lien on, the Secured Property or any part thereof, or any appurtenance thereto (all of the foregoing collectively, “Impositions” and individually, an “Imposition”).

B.        Installments. Notwithstanding anything to the contrary contained in Section 1.02A, if by law any Imposition, at the option of the taxpayer, may be paid in installments, and provided interest shall not accrue on the unpaid balance of such Impositions, Grantor may exercise the option to pay the same in installments and, in such event, shall pay such installments as the same become due and before any fine, penalty, interest or cost may be added thereto.

C.        Receipts. Grantor, upon request of Beneficiary, will furnish to Beneficiary within ten (10) days before the date when any Imposition would become delinquent, official receipts of the appropriate taxing authority, or other evidence reasonably satisfactory to Beneficiary, evidencing the payment thereof.

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

D.        Evidence of Payment. The bill, certificate or advice of nonpayment, issued by the appropriate official (designated by law either to make or issue the same or to receive payment of any Imposition), of the nonpayment of an Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill. Grantor shall pay Beneficiary, on demand, all charges, costs and expenses of every kind including each tax service search fee or charge incurred by Beneficiary at any time or times during the term of this Deed of Trust in connection with obtaining evidence satisfactory to Beneficiary that the payment of all Impositions is current and that there is no Imposition due and owing or which has become or given rise to a lien on the Secured Property or any part thereof or any appurtenance thereto.

E.        Payment by Beneficiary. If Grantor shall fail to pay any Imposition in accordance with the provisions of this Section 1.02, Beneficiary, at its option and at such time as it may elect, may pay such Imposition, but shall be under no obligation to do so. Grantor will repay to Beneficiary, within three (3) Business Days after written demand, any amount so paid by Beneficiary, with interest thereon at the Increased Rate from the date of such written demand by Beneficiary to the date of repayment by Grantor. This Deed of Trust shall secure each such amount and such interest. In no event shall the Increased Rate be greater than the highest interest rate permissible by applicable law.

F.        Change in Law. In the event of the passage after the date of this Deed of Trust of any law deducting the Obligations from the value of the Secured Property or any part thereof for the purpose of taxation or resulting in any lien thereon, or changing in any way the laws now in force for the taxation of this Deed of Trust or the Obligations for state or local purposes, or the manner of the operation of any such taxes so as to affect the interest of Beneficiary, then, and in such event, Grantor shall bear and pay the full amount of such taxes, provided that if for any reason payment by Grantor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the Loan or the Obligations wholly or partially usurious under any of the terms or provisions of the Note, this Deed of Trust or otherwise, Beneficiary may, at its option, declare all Obligations secured by this Deed of Trust, with interest thereon, to be immediately due and payable, or Beneficiary may, at its option, pay that amount or portion of such taxes as renders the Loan or the Obligations unlawful or usurious, in which event Grantor shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of such taxes.

G.        Joint Assessment. Grantor shall not suffer, permit or initiate the joint assessment of the Premises and the Personal Property, or any other procedure whereby personal property taxes and real property taxes shall be assessed, levied or charged to the Secured Property as a single lien.

H.        Permitted Contests. Notwithstanding anything herein to the contrary, if, and for so long as, Grantor is not in default pursuant to any of the Loan Instruments, Grantor shall have the right to contest the amount or the validity, in whole or in part, of any Imposition, by appropriate proceedings diligently conducted in good faith and without cost or expense to Beneficiary. Subject to the provisions of Section 1.02I and provided Grantor is in compliance with the provisions of the next sentence, Grantor may postpone or defer payment of such

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Imposition if Grantor, on or before the due date thereof, shall (1) deposit or cause to be deposited with Beneficiary a surety bond issued by a surety company of recognized responsibility acceptable to Beneficiary, guaranteeing and securing the payment in full of such Imposition, pending the determination of such contest, (2) deposit or cause to be deposited with Beneficiary an amount equal to one hundred (100%) percent of such Imposition or any balance thereof remaining unpaid, and from time to time, but not more frequently than quarterly, deposit amounts in order to keep on deposit at all such times an amount equal to one hundred (100%) percent of the Imposition remaining unpaid, or (3) furnish or cause to be furnished to Beneficiary other security reasonably satisfactory to Beneficiary. If such deposit is made or such security furnished and Grantor continues in good faith to contest the validity of such Imposition by appropriate legal proceedings which shall operate to prevent the collection of such Imposition so contested, the imposition of interest, fines or other penalties with respect to such Imposition and the sale of the Secured Property or any part thereof to satisfy such Imposition, Grantor shall have no obligation to pay such Imposition until such time as it has been finally determined to be a valid, due and payable Imposition. Upon termination of any such proceeding, or at any earlier time that Grantor shall have been adjudicated liable for the payment of such Imposition, Grantor shall pay in full the amount of such Imposition or part thereof as shall have been finally determined in such proceeding, together with all liabilities in connection therewith. If Grantor shall fail to pay in full the amount that has been finally determined, Beneficiary shall have the full power and authority to apply or require the application of any amounts that may have been deposited pursuant to this Section 1.02H to payment of any unpaid Imposition. However, Beneficiary shall not have any liability for application of, or failure to apply, any amount so deposited, except for Beneficiary’s intentional and willful failure to apply a deposited amount after Grantor shall have notified Beneficiary of such final decision and Grantor or the Person making such deposit shall have requested in writing the application of such amount to the payment of the particular Imposition with respect to which it was deposited. Beneficiary shall repay to Grantor, or as directed by Grantor, the remainder of any such deposit after payment in full of the related Imposition, unless Grantor shall be in default pursuant to any of the Loan Instruments. If a default then exists, Beneficiary may, in its discretion, apply all or any part of such remainder to the curing of such default. After the curing of all such defaults (and the payment in full of all then due and payable Impositions), Beneficiary shall pay the remainder of such surplus, if any, to Grantor.]

I.        No Lease Default. Notwithstanding anything to the contrary contained herein, if contesting the validity or amount of any Imposition shall cause a breach of any of the terms, conditions or covenants required to be performed by Grantor as lessor under any Lease, Grantor shall not have the right to contest the same as provided in Section 1.02H, and Grantor shall pay such Imposition pursuant to Section 1.02A.

1.03        Insurance.

A.        All Risk Coverage. Grantor, at its sole cost and expense, shall keep the Improvements and the Personal Property insured against loss or damage by fire and against loss or damage by other risks now covered by “All Risk” insurance, in form and substance satisfactory to Beneficiary, and in an amount equal to at least one hundred percent (100%) of the full replacement cost of the Improvements and the Personal Property, including work performed

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

for tenants, without deduction for depreciation and with such other deductibles, if any, as are satisfactory to Beneficiary, in its discretion. Such insurance shall include policy wording indicating coverage or an endorsement for demolition and increased cost of construction and agreed amount policy wording for the estimated replacement cost. Grantor’s “All Risk” insurance policy shall not exclude from coverage any loss arising from the perils of terrorist acts or, in the alternative, Grantor shall maintain a separate insurance policy covering terrorist acts and, in either case, the coverage for damage caused by terrorist acts shall be on a 100% replacement cost basis with a deductible acceptable to Beneficiary (such insurance coverage shall be referred to herein as “Terrorism Insurance”). Grantor’s Terrorism Insurance coverage may be part of a blanket insurance policy provided that the blanket coverage (i) is acceptable to Beneficiary, in its discretion, (ii) contains policy wording indicating coverage or an endorsement to the policy showing Beneficiary as a certificate holder and additional insured and (iii) contains a specific allocation of value and deductible on the property to be encumbered by this Deed of Trust and provides that such value and deductible may not be affected by any claims or other matters related to the other properties covered by the blanket policy.

B.        Additional Coverage. Grantor, at its sole cost and expense, shall at all times also maintain:

(1)        Commercial general liability insurance against claims for bodily injury, personal injury or property damage, occurring in, on, under or about the Secured Property or in, on, under or about the adjoining streets, sidewalks and passageways; such insurance to be in amounts and in form and substance satisfactory to Beneficiary;

(2)        Rent and/or business income insurance in an amount not less than one year’s aggregate rentals, including minimum rentals, escalation charges, percentage rents (based on sales projections acceptable to Beneficiary) and other additional rentals, and any other amounts payable by tenants and other occupants at the Secured Property pursuant to Leases or otherwise, which amount shall be increased from time to time upon the leasing of space at the Secured Property or upon each increase in such aggregate rentals;

(3)        If the Improvements are located in a flood hazard area, flood insurance on the Improvements in an amount equal to the lesser of full replacement cost thereof or the maximum amount of insurance obtainable;

(4)        Insurance, in such amounts as Beneficiary shall from time to time require, against loss or damage from leakage or explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus, now or hereafter installed in or on the Secured Property; and

(5)        Such other insurance and any replacements, substitutions or additions thereto as shall at any time be reasonably required by Beneficiary against other insurable hazards, including earthquake or terrorism, each in such amount as Beneficiary shall determine.

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

C.        Separate Insurance. Grantor shall not carry separate insurance, concurrent in kind or form and contributing in the event of loss with any insurance required hereunder. Grantor may, however, effect for its own account any insurance not required pursuant to the provisions of this Deed of Trust, but any such insurance effected by Grantor on the Secured Property, whether or not required pursuant to this Section 1.03, shall be for the mutual benefit of Grantor and Beneficiary, as their respective interests may appear, and shall be subject to all other provisions of this Section 1.03.

D.        Insurers; Policies. All insurance provided for in this Section 1.03 shall be effected under valid and enforceable policies issued by financially responsible insurers, rated by A.M. Best as “A” or better and as having a class size of at least “X(10)” and authorized to do business in the State, with deductibles acceptable to Beneficiary and otherwise in form and substance acceptable to Beneficiary. An original (or certified) copy of all such policies shall be deposited with and held by Beneficiary and shall contain the standard non-contributory mortgagee clause in favor of Beneficiary and a waiver of subrogation endorsement, all in form and content satisfactory to Beneficiary. All such policies shall contain a provision that such policies will not be cancelled without at least thirty (30) days’ prior written notice (or ten (10) days in the event of non-payment of premiums) to Beneficiary. Certificates of insurance evidencing coverage of the policies and invoices bearing notations evidencing the full payment of the annual premium or accompanied by other evidence satisfactory to Beneficiary of such payment shall be delivered by Grantor to Beneficiary within fifteen (15) days of renewal with original or certified copy of the policy to follow within 30 days.

E.        Beneficiary’s Right to Secure Coverage. If Grantor fails to furnish to Beneficiary and keep in force the original policies of insurance required by this Section 1.03, Beneficiary, at its option, may procure such insurance, which procurement, at Beneficiary’s further option, may be by the purchase of insurance policies or by the addition of the Secured Property to Beneficiary’s blanket policy. In the event that Beneficiary has exercised either of such options, promptly upon demand by Beneficiary, Grantor (i) will reimburse Beneficiary for all premiums on the policies purchased by Beneficiary or (ii) in the event Beneficiary has added the Secured Property to its blanket policy, will pay to Beneficiary an amount equal to the estimated cost of the insurance coverage which Beneficiary has added to its blanket policy had such coverage been obtained under a separate policy and not under a blanket policy, in either case, with interest thereon at the Increased Rate from the date Beneficiary pays such premiums to the date Grantor repays such premiums to Beneficiary in full. Until they are so repaid, this Deed of Trust shall secure the amount of such premiums and interest. TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) GRANTOR IS REQUIRED TO: (i) KEEP THE SECURED PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT BENEFICIARY SPECIFIES; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME BENEFICIARY AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) GRANTOR MUST, IF REQUIRED BY BENEFICIARY, DELIVER TO BENEFICIARY A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF GRANTOR FAILS TO MEET ANY REQUIREMENT LISTED IN PARAGRAPH (A) OR (B), BENEFICIARY MAY OBTAIN

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

COLLATERAL PROTECTION INSURANCE ON BEHALF OF GRANTOR AT GRANTOR’S EXPENSE.

F.        Damage or Destruction. Upon the occurrence of any damage or casualty to the Secured Property or any part thereof, the following shall apply:

(1)        Grantor shall give Beneficiary written notice of such damage or casualty as soon as possible, but not later than ten (10) days from the date such damage or casualty occurs.

(2)        All proceeds of insurance (“Proceeds”) paid or to be paid pursuant to any of the policies maintained pursuant to this Deed of Trust shall be payable to Beneficiary. Grantor hereby authorizes and directs any affected insurer to make payment of the Proceeds directly to Beneficiary. Beneficiary may commingle, with other monies in Beneficiary’s possession, all Proceeds received by Beneficiary. All such Proceeds shall constitute additional security for the Obligations and Grantor shall not be entitled to the payment of interest thereon. So long as no Event of Default then exists, Grantor may settle, adjust or compromise all claims for loss, damage or destruction pursuant to any policy or policies of insurance provided that such claim does not exceed $1,000,000.

(3)        Beneficiary shall have the option, in its discretion, and without regard to the adequacy of its security hereunder, of applying all or part of the Proceeds to (a) the Allocated Loan Amount for the applicable Individual Property, whether or not the Obligations are then due, in such order as Beneficiary shall determine in accordance with applicable law, (b) the repair or restoration of the Secured Property, (c) reimburse Beneficiary for its actual costs and expenses in connection with the recovery of the Proceeds, if any, or (d) any combination of the foregoing.

(4)        Nothing herein contained shall be deemed to excuse Grantor from repairing or maintaining the Secured Property as provided in Section 1.05 or restoring all damage or destruction to the Secured Property, regardless of whether there are Proceeds available or whether the Proceeds are sufficient in amount, and the application or release by Beneficiary of any Proceeds shall not cure or waive any Event of Default or notice of default pursuant to this Deed of Trust or invalidate any act done pursuant to such notice.

G.        Transfer of Interest in Policies. In the event of the foreclosure of this Deed of Trust or other transfer of title or assignment of the Secured Property in payment and performance, in whole or in part, of the Obligations, all right, title and interest of Grantor in and to all policies of insurance required by this Section 1.03 shall inure to the benefit of, and pass to the purchaser or grantee of the Secured Property. If, prior to Beneficiary’s receipt of the Proceeds, the Secured Property shall have been sold through the foreclosure of this Deed of Trust or other similar proceeding, Beneficiary shall have the right to receive the Proceeds to the extent that any portion of the Obligations are still unpaid after application of the proceeds of the foreclosure sale or similar proceeding, together with interest thereon at the Increased Rate, plus attorney’s fees and other costs and disbursements incurred by Beneficiary in connection with the collection of the Proceeds and in establishing the amount of and collecting the deficiency.

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

Grantor hereby assigns, transfers and sets over to Beneficiary all of the Grantor’s right, title and interest in and to said sum. The balance, if any, shall be paid to Grantor, or as otherwise required by law.

H.        Grantor’s Use of Proceeds.

(1)        Notwithstanding any provision herein to the contrary, but subject to the provisions of Section 1.03(H)(4), in the event of any destruction to an Individual Property constituting part of the Secured Property (being, as of the date of this Deed of Trust, one of Valwood A, Valwood B or Valwood C) by fire or other casualty (x) of not more than 20% of the leasable area of the Improvements in such Individual Property or (y) if the estimated cost of repair or restoration is less than $1,000,000, the Proceeds shall be made available to Grantor for repair and restoration, after deducting therefrom and payment to Beneficiary of an amount equal to Beneficiary’s costs in connection with collection, review and disbursement of the Proceeds of such damage or casualty, provided that:

(a)        The Proceeds are deposited with Beneficiary;

(b)        No Event of Default shall have occurred and be continuing under the terms of any of the Loan Instruments;

(c)        The insurer does not deny liability to any named insured;

(d)        Beneficiary is furnished with, and has approved (i) a complete, final set of plans and specifications for the work to be performed in connection with the repair or restoration, (ii) an estimate of the cost of repair and restoration, and (iii) a certificate of Beneficiary’s Architect as to such costs;

(e)        The value, quality and condition of the Secured Property so repaired or restored shall be at least equal to that of the Secured Property prior to such damage or casualty;

(f)        Grantor furnishes Beneficiary with evidence reasonably satisfactory to Beneficiary that all Improvements so repaired or restored and their use shall fully comply with all applicable (i) easements, covenants, conditions, restrictions or other private agreements or instruments of record affecting the Secured Property and (ii) Legal Requirements;

(g)        If the estimated cost of such repair or restoration exceeds the Proceeds available, Grantor shall (i) furnish a bond of completion or provide other evidence satisfactory to Beneficiary of Grantor’s ability to pay such excess costs, or (ii) deposit with Beneficiary additional funds equal to such excess;

(h)        Beneficiary shall have received written notice of damage or casualty from Grantor within ten (10) days after the date of such damage or casualty, which notice shall state the date of such damage or casualty, and shall contain a request to Beneficiary to make the Proceeds available to Grantor;

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

(i)        Beneficiary shall have received a report or proof of claim from the insurer describing the damage or casualty and the insurer’s payment therefor;

(j)        During and after the repair and restoration period, the aggregate monthly net income pursuant to rent or business income insurance and/or pursuant to all Leases for all the Portfolio Secured Property remaining in full force and effect shall be in an amount sufficient to pay the monthly installments of principal and interest required to be paid on the Obligations, as well as all payments for taxes and insurance required pursuant to Section 1.04, as estimated by Beneficiary; and

(k)        the Debt Coverage Ratio is not less than 1.20.

(2)        Beneficiary shall disburse the Proceeds during the course of repair or restoration upon (a) the certification of Beneficiary’s Architect as to the cost of the work done, (b) the conformity, as determined by Beneficiary, of the work to plans and specifications approved by Beneficiary, and (c) receipt of evidence of a title insurance company acceptable to Beneficiary that there are no liens arising out of the repair or restoration or otherwise. Notwithstanding the above, a portion of the Proceeds may be released prior to the commencement of repair or restoration to pay for items approved by Beneficiary in its discretion. Subject to satisfaction of the foregoing conditions, Beneficiary shall make such disbursements within ten (10) business days after a written request by Grantor. No payment made prior to the final completion of work shall exceed ninety percent (90%) of the value of the work performed from time to time, and at all times the undisbursed balance of the Proceeds remaining with Beneficiary must be at least sufficient to pay for the cost of completion of the work (as estimated by Beneficiary in its discretion), free and clear of liens. Beneficiary shall make final payment after receipt of a certification of Beneficiary’s Architect confirming the completion of the work in accordance with plans and specifications approved by Beneficiary.

(3)        At its option, Beneficiary shall (a) return to Grantor the balance of the Proceeds after full disbursement in accordance with Sections 1.03H(1) and (2), or (b) apply such balance to the Allocated Loan Amount for the applicable Individual Property, whether or not the Obligations are then due, in such order as Beneficiary shall determine.

(4)        In all cases in which any destruction of the Secured Property by fire or other casualty occurs during the last twelve (12) months prior to the Maturity Date or in Beneficiary’s judgment, Grantor is not using commercially reasonable efforts to restore or repair the Secured Property in a prompt manner, Beneficiary shall have the options set forth in Section 1.03 F(3).

(5)        Under no circumstances shall Beneficiary become personally liable for the fulfillment of the terms, covenants and conditions contained in any of the Leases or obligated to take any action to repair or restore the Secured Property, except as provided under applicable subordination, non-disturbance and attornment agreements or similar agreements executed by Beneficiary.

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

I.        Amendment as a Result of Commercial Unavailability of Insurance Against Terrorist Acts.

(1)        If any insurance required to be maintained against loss arising from the perils of terrorist acts (other than insurance required to be maintained under applicable law) pursuant to Section 1.03B(5) and 1.03A (including the limits or deductibles or any other terms under policies for such insurance) ceases to be commercially available (as hereinafter defined), Grantor shall provide written notice to Beneficiary, accompanied by a certificate from an independent insurance advisor of recognized national standing selected by Grantor and reasonably satisfactory to Beneficiary (“Insurance Advisor”), certifying that such insurance against loss arising from the perils of terrorist acts is not commercially available, and explaining in detail the basis for such conclusions and recommending any waivers or modification of such insurance requirement (which recommendation shall include the amount and type of insurance which is commercially available, if any).

(2)        Following receipt of such notice, certificate and recommendation of the Insurance Advisor, Beneficiary shall not unreasonably withhold its approval of the recommended waiver or modification of such insurance requirement (any such approval to be evidenced by a writing to such effect). Beneficiary shall advise Grantor in writing of its decision concerning the recommended waiver or modification, including any alternative requirements it may reasonably establish, and Grantor shall, prior to the expiration of the insurance against loss arising from the perils of terrorist acts then in effect, obtain such insurance that is approved by Beneficiary.

(3)        In the event that such insurance requirement has been waived or modified pursuant to Section 1.03I(2), Grantor shall, from time to time upon written request of Beneficiary, but not more frequently than once per year, provide to Beneficiary a written supplemental report from the Insurance Advisor that provided the certificate referred to in Section 1.03I(1) (or such other independent insurance advisor reasonably acceptable to Beneficiary), updating such prior certificate and reaffirming the conclusions stated therein, including as to the insurance against loss arising from the perils of terrorist acts which is then commercially available. Such supplemental report shall be provided within thirty (30) days after a written request from Beneficiary in accordance with this paragraph. In the event that the Insurance Advisor (or such other independent insurance advisor of recognized national standing engaged by Beneficiary at Grantor’s expense, provided that Beneficiary shall not engage another insurance advisor more frequently than once per year), states that a different level of insurance is then commercially available, as compared to the insurance that was commercially available in the prior certificate and recommendation, Grantor shall promptly (and in any event within thirty (30) days after receipt of such updated report) obtain the then specified level of insurance that is then commercially available, subject to Beneficiary’s approval, in the same manner as provided in Section 1.03I(2) above.

(4)        Any waiver or modification approved pursuant to Section 1.03I(2) shall be effective for only as long as the originally required insurance is not commercially

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available. Failure by Grantor to provide the supplemental report referred to in Section 1.03I(3) within the period required shall give rise to a rebuttable presumption that the originally required insurance is then commercially available. In the event of such failure, any insurance waiver or modification approved pursuant to Section 1.03I(2) shall cease to satisfy the requirements of this Deed of Trust at the expiration of the thirty (30) day period referred to in the second sentence of Section 1.03I(3). For the avoidance of doubt, Beneficiary, at Grantor’s expense, but not more frequently than once per year, may establish through an independent insurance advisor of recognized national standing that insurance coverage against loss arising from the perils of terrorist acts is commercially available independent of, and without first, requesting Grantor to provide a supplemental report pursuant to Section 1.03I(3).

(5)        For the purpose of this Section 1.03I, insurance against loss arising from the perils of terrorist acts will be considered not “commercially available” if (A) it is not obtainable or is obtainable only at excessive costs which are not justified in terms of the risk to be insured, (B) it is not being carried by or applicable to properties or operations similar to and in the same geographic area as the Secured Property because of such excessive costs and (C) the material provisions of The Terrorism Risk Act of 2002 (Pub. L. 107 297, 116 Stat. 232 (2002)), as amended to date, are no longer in effect. For purposes of Section 1.03I(5)(A), in no event shall the annual costs of insurance providing coverage against loss arising from the perils of terrorist acts be deemed “excessive” to the extent such annual costs are not in excess of 50% of the annual premium for the required “All Risk” property insurance coverage for the relevant year (“Terrorist Insurance Cost”). In the event some or all of the costs of maintaining coverage against loss arising from the perils of terrorist acts in excess of the Terrorist Insurance Cost are determined to be not “commercially available” and are waived by Beneficiary in accordance with the terms of Section 1.03I(2), then Grantor shall maintain the amount of coverage that is not waived. In addition, in the event that the foregoing terms of this Section 1.03I would require Beneficiary to waive some or all of the required Terrorism Insurance coverage, if Grantor (or any entity which has a direct or indirect ownership interest in Grantor) carries terrorism insurance for its other properties as part of a blanket insurance policy, then Grantor, notwithstanding such waiver, shall cause such blanket policy to cover the Improvements and Personal Property to the same extent and under the same terms and conditions as the coverage provided to the other properties under such blanket insurance policy.

1.04        Escrow Payments. To further secure the Obligations as to payment of the Impositions (as set forth in Section 1.02) and premiums for insurance (as set forth in Section 1.03), Grantor will pay to Beneficiary, or its designee, on the due date of each monthly installment of principal and/or interest pursuant to the Note, a sum equal to the Impositions and insurance premiums next due on the Secured Property, all as estimated by Beneficiary, less all sums already paid with respect to the Impositions and insurance premiums for such period, divided by the number of months to elapse before one month prior to the date when such Impositions and insurance premiums shall become due and payable. Beneficiary or its designee shall hold all payments without any obligation for the payment of interest thereon to Grantor and free of all liens or claims on the part of creditors of Grantor and as a part of the Secured

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Property. Beneficiary or its designee shall use such payments to pay current Impositions and insurance premiums, as the same accrue and are payable. Such payments shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of Beneficiary, or its designee. If at any time and for any reason Beneficiary determines that such payments are insufficient to pay the Impositions and insurance premiums in full as they become payable, Grantor will pay to Beneficiary or its designee, within ten (10) days after demand therefor, such additional sum or sums as may be required in order for Beneficiary or its designee to so pay such Impositions and insurance premiums in full. Grantor shall furnish Beneficiary with the bills therefor within sufficient time to enable Beneficiary or its designee to pay the Impositions and insurance premiums before any penalty attaches and before any policy lapses. Upon any default in the provisions of any Loan Instrument, Beneficiary may, at its discretion and without regard to the adequacy of its security hereunder, apply any unused portion of such payments to the payment of the Obligations in such manner as it may elect. Transfer of legal title to the Secured Property shall automatically transfer to the new owner any then remaining rights of Grantor in all sums held by Beneficiary pursuant to this Section 1.04.

1.05        Care and Use of the Premises.

A.        Maintenance and Repairs. Grantor, at its sole cost and expense, shall (1) take good care of the Secured Property and the sidewalks and curbs adjoining the Secured Property and keep the same in good order and condition, (2) make all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, (3) not commit or suffer to be committed any waste of the Secured Property, and (4) not do or suffer to be done anything which will increase the risk of fire or other hazard to the Secured Property or any part thereof.

B.        Standard of Repairs. The necessity for and adequacy of repairs to the Secured Property pursuant to Section 1.05A shall be measured by the standard which is appropriate for a warehouse building and related facilities of similar construction and type located in the Dallas, Texas area. Further, Grantor shall make all repairs necessary to avoid any structural damage to the Improvements and to keep the Secured Property in a proper condition for its intended use. When used in this Section 1.05, the terms “repair” and “repairs” shall include all necessary renewals and replacements. Grantor shall make all repairs with new, first-class materials and in a good, substantial and workmanlike manner which shall be equal or better in quality and class to the original work.

C.        Removal of Equipment. Grantor shall have the right, at any time and from time to time, to remove and dispose of equipment which may have become obsolete or unfit for use or which is no longer useful in the operation of the Secured Property. Grantor will promptly replace all equipment so disposed of or removed with other equipment of a value and serviceability equal to or greater than the original value and serviceability of the equipment so removed or disposed of, free of all liens, claims or other encumbrances. If by reason of technological or other developments in the operation and maintenance of buildings of the general character of the Improvements, no replacement of the building equipment so removed or disposed of is necessary or desirable in the proper operation or maintenance of the

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Improvements, Grantor shall not be required to replace same. The security interest of this Deed of Trust shall cover all such replacement equipment.

D.        Compliance With Laws and Insurance. Grantor shall promptly comply with any and all applicable Legal Requirements including maintaining the Secured Property in compliance with all Legal Requirements. Grantor shall not bring or keep any article upon the Secured Property or cause or permit any condition to exist thereon which would be prohibited by or could invalidate any insurance coverage maintained, or required hereunder to be maintained, by Grantor on or with respect to any part of the Secured Property. Grantor shall do all other acts which from the character or use of the Secured Property may be necessary to protect the Secured Property. Upon request of Beneficiary, Grantor shall furnish to Beneficiary a copy of any license, permit or approval required by any Governmental Agency with respect to the Secured Property and/or the operations conducted thereon.

E.        Hazardous Materials.

(1)        Grantor hereby unconditionally and irrevocably agrees to indemnify, reimburse, defend, exonerate, pay and hold harmless Beneficiary, and its directors, officers, policyholders, shareholders, employees, successors (including any successor to Beneficiary’s interest in the chain of title), assigns, agents, attorneys, contractors, subcontractors, experts, licensees, visitors, affiliates, lessees, mortgagees, trustees and invitees, from and against any and all of the following (referred to collectively as the “Indemnified Claims”): all Environmental Damages and Environmental Claims that may be incurred by, imposed upon, or asserted against, any Person indemnified hereunder, arising out of, related to, or in connection with:

(a)        the presence of Hazardous Materials in, on, under or about or the Release or threatened Release of any Hazardous Materials to or from (i) the Secured Property or (ii) any other property legally or beneficially owned (or any interest or estate which is owned) by Grantor, regardless of whether or not the presence of such Hazardous Materials arose prior to the present ownership or operation of the property in question or as a result of the acts or omissions of Grantor or any other Person,

(b)        the violation or alleged violation of any Environmental Requirement affecting or applicable to the Secured Property or any activities thereon, regardless of whether or not the violation of such Environmental Requirement arose prior to the present ownership or operation of the property in question or as a result of the acts or omissions of Grantor or any other Person, including Beneficiary’s NEGLIGENCE OR STRICT LIABILITY,

(c)        the breach of any warranty or covenant or the inaccuracy of any representation contained in the Loan Instruments pertaining to Hazardous Materials or other environmental matters, including the covenants contained in Sections 1.05E(2), (3), (4) and (5) and the representations and warranties contained in Sections 1.05E(4) and 2.03C and D,

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(d)        the transport, treatment, recycling, storage or disposal or arrangement therefor, of any Hazardous Material to, at or from the Secured Property, or

(e)        the enforcement or attempted enforcement of this indemnity.

Grantor’s obligations pursuant to the foregoing indemnity shall include the burden and expense of (x) defending against all Indemnified Claims, even if such Indemnified Claims are groundless, false or fraudulent, (y) conducting all negotiations of any description with respect to the Indemnified Claims, and (z) paying and discharging any and all Indemnified Claims, when and as the same become due, against or from Beneficiary or any other Person indemnified pursuant to this Section 1.05E(1). Grantor’s obligations under this Section 1.05E(1) shall survive (i) the repayment of all sums due under the Note; (ii) the release of the Secured Property or any portion thereof from the lien of this Deed of Trust; (iii) the reconveyance of or foreclosure under this Deed of Trust (notwithstanding that all or a portion of the obligations secured by this Deed of Trust shall have been discharged thereby); (iv) the acquisition of the Secured Property by Beneficiary; and/or (v) the transfer of all of Beneficiary’s rights in and to the Note and/or the Secured Property. Notwithstanding anything to the contrary contained in this Deed of Trust, Beneficiary will release Grantor from liability under this Section 1.05E(1) with respect to a particular Individual Property following the Outside Date (as hereinafter defined) for such Individual Property if Grantor delivers to Beneficiary, at Grantor’s expense, no sooner than twelve (12) months following the Outside Date, a current environmental site assessment report covering that Individual Property, prepared by one or more independent environmental engineers or other professionals designated by Beneficiary, which environmental site assessment report is satisfactory to Beneficiary in all respects. “Outside Date” means the earliest to occur of any of the following: (i) the date the Note is repaid in full and all obligations of this Deed of Trust are satisfied (in which event such release shall include the entire Secured Property), (ii) transfer of title to that Individual Property at a foreclosure sale under this Deed of Trust, either pursuant to judicial decree or the power of sale contained in this Deed of Trust, or by deed in lieu of such foreclosure or (iii) release by Beneficiary of that Individual Property from the lien of this Deed of Trust. In addition, Grantor shall not be liable for any obligation or liability under this Deed of Trust with respect to an Individual Property that arises or accrues from events that first occur after the Outside Date for that Individual Property, provided however the burden of proving when such events first occurred shall be on Grantor.

(2)        Grantor shall maintain the Secured Property in compliance with, and shall not cause or permit the Secured Property to be in violation of, any applicable Environmental Requirements. Grantor shall not, and shall not permit any lessee or occupant of the Secured Property to, use, generate, manufacture, store, maintain, dispose of or permit to exist in, on, under or about the Secured Property any Hazardous Materials. Grantor except for the use, storage and disposal (such use storage and disposal to be in all cases in compliance with all applicable Legal Requirements) of de minimis amounts of janitorial and cleaning supplies and other Hazardous Materials typically used in (A) the ordinary course of operating and maintaining a warehouse building and/or (B) the ordinary course of operations of tenants’ business operations at the Secured Property. Grantor shall, at all times, comply fully and in a timely manner, and use its reasonable

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business efforts to cause all of its employees, agents, contractors and subcontractors and any other Persons occupying or present on the Secured Property to so comply, with all applicable Environmental Requirements.

(3)        Promptly, upon the written request of Beneficiary, but not more frequently than once per year, Grantor shall provide Beneficiary, at Grantor’s expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Beneficiary and in a form acceptable to Beneficiary, assessing the presence or absence of any Hazardous Materials and the potential costs in connection with the abatement, cleanup or removal of any Hazardous Materials found in, on, under or about the Secured Property. Grantor shall cooperate in the conduct of such site assessment or environmental audit.

(4)        Grantor represents and warrants that, to its best knowledge, and except as set forth in the Phase I (a) no enforcement, cleanup, removal or other governmental or regulatory action has, at any time, been instituted, contemplated or threatened against Grantor, or to its knowledge, the Secured Property, pursuant to any Environmental Requirements; (b) to its knowledge, no violation or noncompliance with any Environmental Requirements has occurred with respect to the Secured Property at any time and (c) no claims have, at any time, been made or threatened by any third party against the Secured Property or against Grantor with respect to the Secured Property, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in this Section 1.05E(4) (a), (b) and (c) are herein referred to as “Hazardous Materials Claims”). Grantor shall promptly advise Beneficiary, in writing, if any Hazardous Materials Claims are hereafter asserted, or if Grantor obtains knowledge of any Release of any Hazardous Materials in, on, under or about the Secured Property.

(5)        Without Beneficiary’s prior written consent, Grantor shall not (a) take any remedial action in response to the presence of any Hazardous Materials in, on, under or about the Secured Property, or (b) enter into any settlement agreement, consent decree or other compromise in respect of any such Hazardous Materials or any Hazardous Material Claims. However, Beneficiary’s prior consent shall not be necessary in the event that the presence of any Hazardous Materials in, on, under or about the Secured Property either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Beneficiary’s consent before taking such action. In such event, Grantor shall notify Beneficiary as soon as practical of any action so taken. Beneficiary shall not withhold its consent, where such consent is required hereunder, if either (a) a particular remedial action is ordered by a court of competent jurisdiction, or (b) Grantor establishes to the satisfaction of Beneficiary that there is no reasonable alternative to such remedial action which would result in less impairment to the Secured Property.

(6)        Beneficiary, if it so elects, shall have the right to join and participate as a party in any legal proceedings or actions initiated by any Person in connection with any

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Hazardous Materials Claim and, in such case, Grantor shall pay all of Beneficiary’s out-of-pocket attorneys’ fees and expenses incurred in connection therewith.

F.        Compliance With Instruments of Record. Grantor shall promptly perform and observe, or cause to be performed and observed, all terms, covenants and conditions of all instruments of record affecting the Secured Property, non compliance with which may affect the priority of the lien of this Deed of Trust, or which may impose any duty or obligation upon Grantor or any lessee or other occupant of the Secured Property or any part thereof. Grantor shall do or cause to be done all things necessary to preserve intact and unimpaired all easements, appurtenances and other interests and rights in favor, or constituting any part, of the Secured Property.

G.        Alteration of Secured Property. Grantor shall not demolish, remove, construct, restore, add to or alter any portion of the Secured Property or any extension thereof, or consent to or permit any such demolition, removal, construction, restoration, addition or alteration without Beneficiary’s prior written consent, which shall not be unreasonably withheld, except for (1) initial tenant improvement work provided for in any Lease in effect on the date hereof and in any other Lease approved by Beneficiary in writing (to the extent that such approval is required under the terms of the Loan Instruments), (2) ordinary, non-structural maintenance work, and (3) construction, additions or alterations to any Individual Property costing less than $250,000.

H.        Parking. Grantor shall comply with all Legal Requirements for parking and shall grant no parking rights in the Secured Property other than those provided for in existing Leases, except with Beneficiary’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Secured Property shall contain at all times not less than the number of parking spaces for each Individual Property constituting the Secured Property shown on Schedule A attached hereto unless Beneficiary gives its prior written consent to a reduction in the number of such parking spaces, which consent shall be given or withheld in Beneficiary’s commercially reasonable discretion. Notwithstanding Borrower’s obligation to comply with the requirements set forth on Schedule A and so long as the number of parking spaces continues to comply with all Legal Requirements and Leases, Borrower may use or permit the use of parking spaces for purposes other than the parking of vehicles so long as such use is temporary or may restripe the parking area so long as the use of such re-striping is temporary. If any part of the automobile parking areas included within the Secured Property is taken by condemnation or such areas are otherwise reduced, Grantor shall provide parking facilities in kind, size and location as required to comply with all Leases and with the parking requirements set forth herein. Any lease or other contract for such facilities must be assignable and must be otherwise in form and substance satisfactory to Beneficiary. Before entering into any such lease or other contract, Grantor will furnish to Beneficiary satisfactory assurance of the completion of such facilities free of all liens and in conformity with all Legal Requirements.

I.        Entry on Secured Property. Beneficiary or its representatives may enter upon and inspect the Secured Property at all reasonable times, subject to rights of tenants.

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J.        No Consent to Alterations or Repairs. Nothing contained in this Deed of Trust shall in any way constitute the consent or request of Beneficiary, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of the Secured Property or any part thereof.

K.        Preservation of Lien; Mechanic’s Liens. Grantor shall do or cause to be done everything necessary so that the lien of this Deed of Trust shall be fully preserved, at the sole cost of Grantor. Grantor shall discharge, pay or bond, or cause to be discharged, paid or bonded, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Secured Property or any part thereof, or on the revenues, rents, issues, income or profits arising therefrom.

L.        Use of Secured Property by Grantor. Grantor shall use, or cause to be used, each Individual Property constituting the Secured Property principally and continuously as and for a warehouse building. Grantor shall not use, or permit the use of, the Secured Property or any part thereof, for any other principal use without the prior written consent of Beneficiary. Grantor shall not initiate or acquiesce to any change in any zoning or other land use classification now or hereafter in effect and affecting the Secured Property or any part thereof without in each case obtaining Beneficiary’s prior written consent thereto.

M.        Use of Secured Property by Public. Grantor shall not suffer or permit the Secured Property, or any part thereof, to be used by the public as such, without restriction or in such manner as might impair Grantor’s title to the Secured Property or any part thereof, or in such manner as might make possible a claim or claims of adverse usage or adverse possession, or of any implied dedication to the public of the Secured Property or any part thereof.

N.        Management. Management of the Premises shall be reasonably satisfactory to Beneficiary and shall be performed by Grantor or a management company approved in writing by Beneficiary and under a management contract satisfactory to Beneficiary, which management contract shall be subject and subordinate to the rights and title of Beneficiary under this instrument.

O.        Permitted Contests. If, and for so long as, Grantor is not in default pursuant to any of the Loan Instruments, Grantor shall have the right, after prior notice to Beneficiary, to contest, by appropriate legal proceedings, diligently conducted in good faith and without cost or expense to Beneficiary, the validity or application of any Legal Requirement, subject to the following:

(1)        Such contest shall not subject Beneficiary or Grantor to any civil or criminal liability;

(2)        By the terms of any such Legal Requirement, compliance therewith pending the prosecution of any such legal proceedings may legally be delayed without incurring (or increasing the risk of incurring) any damage or injury of any kind to the

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Secured Property or any Person or property and without incurring any lien or charge of any kind against the Secured Property or any fine or penalty against Grantor, Grantor may delay compliance therewith until the final determination of such legal proceedings; and;

(3)        Such contest shall not cause a breach of any of the terms, conditions or covenants of any Lease or other agreement on Grantor’s part to be performed.

1.06        Financial Information.

A.        Financial Statements. Grantor shall keep and maintain complete and accurate books and records of the earnings and expenses of the Secured Property. Grantor shall furnish to Beneficiary, at its own expense, within one hundred twenty (120) days after the end of each fiscal year and within thirty (30) days after the end of each fiscal quarter of Grantor, including the fiscal year during which the Loan is closed, annual or quarterly audited financial statements, as applicable, prepared and certified by an independent certified public accountant satisfactory to Beneficiary, in accordance with generally accepted accounting principles relating to real estate consistently applied. Notwithstanding the foregoing, if Grantor is not then in default of any of the Obligations, the quarterly financial statements may be prepared and certified by any officer or other authorized party of Grantor. The annual and quarterly financial statements required hereunder shall include with respect to the Secured Property: (1) a balance sheet, (2) a statement of cash flows, (3) a detailed summary of operations for each Individual Property constituting the Secured Property and a consolidated summary of operations for all of the Portfolio Secured Property, including all rents and other income derived from and all operating and capital expenses paid or incurred in connection with the Secured Property and (4) a certified rent roll for each Individual Property constituting the Secured Property, and (4) a certified rent roll and other pertinent information regarding the leasing as may be reasonably required by Beneficiary.

In addition to such annual financial statements, Grantor shall furnish to Beneficiary such interim statements of financial position and cash flows and such interim summaries of operations and interim rent rolls, including any of the information described in the foregoing clauses (1) through (4), as Beneficiary shall require; provided, however that Beneficiary shall not require Grantor to furnish such interim statements more than twice annually, so long as no Event of Default has occurred and is continuing and no event, which with the giving of notice or lapse of time, or both, would constitute an Event of Default. As to any Guarantor, and without any expense to Beneficiary, Grantor shall make available to Beneficiary, within one hundred twenty (120) days after the end of each fiscal year and within thirty (30) days after the end of each fiscal quarter of each Guarantor, if any, including the fiscal quarter and year during which the Loan is closed, annual or quarterly audited financial statements, (as applicable), for each Guarantor, prepared and certified by an independent, certified public accountant, satisfactory to Beneficiary, in accordance with generally accepted accounting principles, consistently applied. Notwithstanding the foregoing, if Grantor is not then in default of any of the Obligations, the quarterly financial statements may be prepared and certified by any officer or other authorized party of Guarantor. The annual and quarterly financial statements required hereunder shall include a balance sheet, a statement of cash flows and a statement of profit and loss. Upon

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Beneficiary’s request, Grantor shall also deliver the SPE Certification (as hereinafter defined) required by Section 5.20 of this Deed of Trust.

B.        Right to Inspect Books and Records. Beneficiary or its representatives shall have the right to examine and make copies of all books and records and all supporting vouchers and data related to the Secured Property. Such examination may occur at the Secured Property or at Grantor’s principal place of business and shall be at Grantor’s sole cost and expense.

1.07        Condemnation.

A.        Beneficiary’s Right to Participate in Proceedings. If the Secured Property, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain (collectively, “Condemnation Proceedings”), Beneficiary shall have the right to participate in any such Condemnation Proceedings and all awards or payments (collectively, “Award”) that may be made in any such Condemnation Proceedings are hereby assigned to Beneficiary, and shall be deposited with Beneficiary and applied in the manner set forth in this Section 1.07. Grantor shall give Beneficiary immediate notice of the actual or threatened commencement of any Condemnation Proceedings affecting all or any part of the Secured Property, including all such Condemnation Proceedings as to severance and consequential damage and change in grade in streets, and will deliver to Beneficiary copies of any and all papers served or received in connection with any Condemnation Proceedings. Notwithstanding the foregoing, Beneficiary is hereby authorized, at its option, to commence, appear in and prosecute in its own or Grantor’s name any action or proceeding relating to any Condemnation Proceedings and to settle or compromise any claim in connection therewith. Grantor and Beneficiary shall cooperate with each other in connection with any such Condemnation Proceedings, including negotiations for a possible settlement. No settlement for the damages sustained in connection with any Condemnation Proceedings shall be made by Grantor without Beneficiary’s prior written approval, provided, however, that so long as no Event of Default then exists, Grantor may settle or compromise any claim that does not exceed $1,000,000.00. Grantor shall execute any and all further documents that may be required in order to facilitate the collection of each Award.

B.        Application of Condemnation Award.

(1)        If at any time title or temporary possession of the whole or any part of the Secured Property shall be taken in any Condemnation Proceeding or pursuant to any agreement among Grantor, Beneficiary and/or those authorized to exercise the right of condemnation, Beneficiary, in its discretion and without regard to the adequacy of its security hereunder, shall have the right to apply any Award received to payment of the Allocated Loan Amount for the applicable Individual Property whether or not the Obligations are then due, in such order as Beneficiary shall determine. If all or substantially all of an Individual Property is taken and the amount of the Award received by Beneficiary is not sufficient to pay the then unpaid balance of the Allocated Loan Amount for such Individual Property, the balance of the Allocated Loan Amount shall, at the option of Beneficiary, become immediately due and payable and Grantor shall, within

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ten (10) days after notice to Grantor that Beneficiary has so applied the Award, pay the difference between such Allocated Loan Amount balance and the amount of the Award. “Substantially all of the Secured Property” shall be deemed to have been taken if the balance of the Secured Property, in the opinion of Beneficiary,(a) cannot be restored to a self-contained and architecturally complete unit or units or (b) the balance of the Secured Property as restored will not be economically viable and capable of supporting all carrying charges and operating and maintenance expenses.

(2)        Notwithstanding any provision contained herein to the contrary, but subject to the provisions of Section 1.07B(3), if less than substantially all of any Individual Property constituting the Secured Property shall be taken in a Condemnation Proceeding (except for a taking (a) of more than 20% of the leasable area of the Improvements in the particular Individual Property, (b) that number of parking spaces in the particular Individual Property such that the remaining available parking for such Individual Property shall fail to comply with Legal Requirements or Leases, and/or (c) that affects access to the Premises or any part thereof from a public right of way and an alternate method of access is not reasonably available), Beneficiary shall, after deducting Beneficiary’s costs in connection with collection, review and disbursement related to the Award and the Condemnation Proceeding, apply the balance of the Award to the cost of restoring, repairing or altering the remaining portion of the Secured Property, subject to the provisions of Section 1.03(H) (which provisions shall apply in all respects except that any reference therein to Proceeds shall be deemed to refer to the Award), and Grantor will promptly restore, repair or alter the remaining Secured Property, subject to the provisions of Section 1.03(H). The provisions of this Section 1.07(B)(2) shall not apply unless Grantor shall furnish to Beneficiary evidence satisfactory to Beneficiary that the Secured Property, as so restored, reconstructed or altered, and its use would fully comply with all Legal Requirements. The balance of the Award so deposited with Beneficiary, after disbursement in accordance with this Section 1.07(B)(2), shall be applied to the payment of the Allocated Loan Amount for the applicable Individual Property, whether or not the Obligations are then due, in such order as Beneficiary shall determine. The Award and other sums deposited with Beneficiary, until disbursed or applied as provided in this Section 1.07(B)(2), may be commingled with the general funds of Beneficiary, shall constitute additional security for the Obligations, and shall not bear interest.

(3)        In all cases in which any taking occurs during the last twelve (12) months prior to the Maturity Date, or in Beneficiary’s judgment, Grantor is not using commercially reasonable efforts to restore or repair the Secured Property in a prompt manner, Beneficiary, without regard to the adequacy of its security hereunder, shall have the right to apply the Award to payment of the Allocated Loan Amount for the Individual Property, whether or not the Obligations are then due, in such order as Beneficiary shall determine.

C.        Reimbursement of Costs. In the case of any taking covered by the provisions of this Section 1.07, Beneficiary (to the extent that Beneficiary has not been reimbursed therefor by Grantor) shall be entitled, as a first priority, to reimbursement out of any

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Award for all reasonable costs, fees, and expenses incurred in the determination and collection of the Award.

D.        Existing Obligations. Notwithstanding any taking by Condemnation Proceedings or any application of the Award to the Obligations, Grantor shall continue to pay the monthly installments due pursuant to the Note, as well as all other sums secured by this Deed of Trust. If prior to Beneficiary’s receipt of the Award, the Secured Property shall have been sold through foreclosure of this Deed of Trust or other similar proceeding, Beneficiary shall have the right to receive the Award to the extent that any portion of the Obligations are still unpaid after application of the proceeds of the foreclosure sale or similar proceeding, with interest thereon at the Increased Rate, plus attorneys’ fees and other costs and disbursements incurred by Beneficiary in connection with the collection of the Award and in establishing the amount of, and collecting, any deficiency. The application of the Award to the Obligations, whether or not then due or payable, shall not postpone, abate or reduce any of the periodic installments of interest or principal thereafter to become due pursuant to the Note or this Deed of Trust until the Obligations are paid and performed in full.

1.08        Leases.

A.        Performance of Lessor’s Covenants. Grantor, as lessor, has entered and will enter into leases or licenses with tenants, as lessees or licensees, respectively, for parts or all of the Secured Property (all such leases and licenses are hereinafter referred to individually as a “Lease” and collectively as “Leases” and the lessees or licensees under such Leases are hereinafter referred to individually as a “Lessee” and collectively as “Lessees”). Grantor shall faithfully perform the lessor’s covenants under the Leases. Grantor shall neither do, nor neglect to do, nor permit to be done (other than enforcing the terms of such Leases and exercising the lessor’s remedies thereunder following a default or event of default on the part of any Lessee in the performance of its obligations pursuant to the Lease), anything which may cause the modification or termination of any of the Leases in violation of the terms hereof, or of the obligations of any Lessee or any other Person claiming through such Lessee, or which may diminish or impair the value of any Lease or the rents provided for therein, or the interest of the lessor or of Beneficiary therein or thereunder. Each Lease shall make provision for the attornment of the Lessee thereunder to any Person succeeding to the interest of Grantor as the result of any judicial or nonjudicial foreclosure or transfer in lieu of foreclosure hereunder, such provision to be in form and substance approved by Beneficiary, provided that nothing herein shall be construed to require Beneficiary to agree to recognize the rights of any Lessee under any Lease following any such foreclosure or transfer in lieu thereof unless Beneficiary shall expressly hereafter agree thereto in writing with respect to a particular Lease.

B.        Notice of Default. Grantor shall give Beneficiary immediate notice of any notice of a material default or of any event of default, extension, renewal, expansion, surrender or cancellation Grantor gives to or receives from any Lessee or from any other Person with respect to any Lease and shall furnish Beneficiary with a copy of each such notice.

C.        Representations Regarding Leases. Grantor represents and warrants that (1) all representations made by it in the Leases are true; (2) all Improvements and the leased

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space demised and let pursuant to each Lease have been completed to the satisfaction of the applicable Lessee other than for work to be performed by the tenant thereunder; (3) each Lessee is in possession of its leased space, has opened for business and has commenced payment of Rent under its Lease; (4) all Rents and other charges due and payable under the Leases have been paid; (5) no Rent has been prepaid, except as expressly provided pursuant to the applicable Lease; (6) to Grantor’s best knowledge, there is no existing default or breach of any covenant or condition on the part of any Lessee or lessor under any Lease; (7) there are no options to purchase all or any portion of the Secured Property contained in any Lease; (8) there are no options to renew, cancel, extend or expand by any Lessee except as stated in the Leases;(9) there are no amendments of or modifications to any Leases except as disclosed in writing to Beneficiary; (10) Grantor is the absolute owner of each Lease with full right and title to assign the same and the Rents thereunder to Beneficiary; (11) each Lease is valid and in full force and effect; (12) there is no outstanding assignment or pledge thereof or of the Rents due or to become due; (13) to Grantor’s best knowledge, no Lessee has any defense, set-off or counterclaim against Grantor; (14) no Rents payable pursuant to any Lease will be anticipated, discounted, released, waived, compromised or otherwise discharged, except as may be expressly permitted by such Lease or as may be permitted herein; and (15) all Leases are subject and subordinate to this Deed of Trust.

D.        Covenants Regarding Leases. Grantor shall not, without the prior written consent of Beneficiary obtained in each instance:

(1)        lease to any Person, all or any part of the space in, on or over any of the Premises;

(2)        cancel, terminate or accept a surrender or suffer or permit any cancellation, termination or surrender of any Lease or any guaranty of any Lease except for cancellation or termination in the case of a Lessee default or as expressly set forth in any Lease;

(3)        modify any Lease so as to (i) reduce the term thereof or the Rents payable thereunder, (ii) change any renewal provision contained therein, (iii) otherwise increase any obligation of Grantor thereunder, or (iv) reduce any obligation of Lessee thereunder;

(4)        commence any summary proceeding or other action to recover possession of any space demised pursuant to any Lease, other than a proceeding brought in good faith by reason of a default of any Lessee;

(5)        receive or collect, or permit the receipt or collection of, any Rents for more than one month in advance of the payment due dates;

(6)        take any other action with respect to any Lease which would tend to impair the security of Beneficiary pursuant to this Deed of Trust;

(7)        extend any present Lease other than in accordance with the terms presently expressly provided for therein;

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(8)        execute any agreement or instrument or create or permit a lien which may be or become superior to any Lease;

(9)        suffer or permit to occur any release of liability of any Lessee or the accrual of any right in any Lessee to withhold payment of any Rent;

(10)        sell, assign, transfer, mortgage, pledge or otherwise dispose of or encumber, whether by merger, consolidation, operation of law or otherwise, any Lease or any Rents;

(11)        alter, modify or change the terms of any guaranty of any Lease or consent to the release of any party thereto;

(12)        request, consent, agree to, or accept, the subordination of any Lease to any mortgage or deed of trust (other than this Deed of Trust) or other encumbrance now or hereafter affecting the Premises;

(13)        consent to the assignment of any Lease or any subletting of the Premises demised pursuant to any Lease (to the extent that the Lease (i) is in effect as of the date of this Deed of Trust and (ii) allows for Grantor to give or withhold such consent in Grantor’s sole discretion), without Beneficiary’s prior written consent; or

(14)        enter into any lease for space in any Improvements for purposes other than occupancy by the tenant.

E.        Application of Rents. Grantor shall use and apply all Rents from the Secured Property first to the payment and performance of the Obligations in accordance with the terms of the Loan Instruments, and then to the payment of all Impositions and the costs and expenses of management, operation, repair, maintenance, preservation, reconstruction and restoration of the Secured Property in accordance with the requirements of this Deed of Trust and the obligations of Grantor as the lessor under any Lease; provided however, security deposits under any Lease shall be applied as required or contemplated under such Lease. Grantor shall not use any Rents for purposes unrelated to the Secured Property unless and until all current payments of the Obligations, Impositions and such costs and expenses have been paid or provided for and adequate cash reserves have been set aside to ensure the timely future payment of all such items.

F.        Indemnity Against Unapproved Lease Modifications and Amendments. In the event that Beneficiary or any grantee or assignee of Beneficiary takes title to, or otherwise comes into possession of, the Secured Property and thereafter a Lessee under a Lease attorns to Beneficiary or such other party pursuant to a Subordination, Non-Disturbance and Attornment Agreement entered into by Beneficiary and such Lessee, Grantor hereby indemnifies and holds Beneficiary harmless from and against any and all claims, liabilities, costs and expenses of any kind or nature against or incurred by Beneficiary arising out of the enforcement by any Lessee against Beneficiary or any grantee or assignee of Beneficiary, of any affirmative claim, cost or expense, or any defense, abatement or right of set off under any modification or amendment to a

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Lease which is binding upon Beneficiary and which was entered into by Grantor after the date of this Deed of Trust in violation of the requirements of subsection 1.08D hereof.

1.09        Assignment of Leases, Rents, Income, Profits and Cash Collateral.

A.        Assignment; Discharge of Obligations. Grantor hereby unconditionally, absolutely and presently bargains, sells, grants, assigns, releases and sets over unto Beneficiary (1) all Leases and all other tenancies, occupancies, subleases, franchises and concessions of the Land or Improvements or which in any way affect the use or occupancy of all or any part of the Land or Improvements, and any other agreements affecting the use and occupancy of all or any part of the Land or Improvements, in each case, whether now or hereafter existing, and all right, title and interest of Grantor thereunder, including all rights to all security or other deposits, (2) all guarantees of the obligations of any lessee, licensee or other similar party under any of the foregoing, whether now or hereafter existing, and (3) the Rents, regardless of whether the Rents accrue before or after foreclosure or during the full period of redemption. For the aforesaid purpose, Grantor does hereby irrevocably constitute and appoint Beneficiary its attorney-in-fact, in its name, to receive and collect all Rents, as the same accrue, and, out of the amount so collected, Beneficiary, its successors and assigns, are hereby authorized (but not obligated) to pay and discharge the Obligations (including any accelerated Obligations) in such order as Beneficiary may determine and whether due or not, and to pay the remainder, if any, to Grantor, or as otherwise required by law. Neither this assignment nor any such action shall constitute Beneficiary as a “mortgagee in possession” or otherwise make Beneficiary responsible or liable in any manner with respect to the Secured Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the Secured Property by any court at the request of Beneficiary or by agreement with Grantor, or the entering into possession of the Secured Property or any part thereof by such receiver, be deemed to make Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Secured Property or the use, occupancy, enjoyment or operation of all or any portion thereof. The assignment of all Leases and Rents in this Section 1.09 is intended to be an absolute, unconditional and present assignment from Grantor to Beneficiary and not merely the passing of a security interest. Grantor shall, at any time or from time to time, upon request of Beneficiary, execute and deliver any instrument as may be requested by Beneficiary to further evidence the assignment and transfer to Beneficiary of Grantor’s interest in any Lease or Rents. Nothing herein shall in any way limit Beneficiary’s remedies or Grantor’s Obligations under the Assignment.

B.        Entry Onto Secured Property; Lease of Secured Property. Beneficiary, at its option, may enter and take possession of the Secured Property and manage and operate the same as provided in Section 4.01, such management and operation to include the right to enter into Leases and new agreements and to take any action which, in Beneficiary’s judgment, is necessary or proper to conserve the value of the Secured Property. The expenses (including any receiver’s fees, attorneys’ fees and agent’s compensation) incurred pursuant to the powers herein contained shall be secured hereby. Beneficiary shall not be liable to account to Grantor for any action taken pursuant hereto other than to account for any Rents actually received by Beneficiary.

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C.        License to Manage Secured Property. Notwithstanding anything to the contrary contained in Section 1.09A or Section 1.09B, so long as there shall exist no Event of Default hereunder, Grantor shall have the license to manage and operate the Secured Property, including the right to enter into Leases, and collect all Rents as they accrue (but not more than one month in advance).

D.        Delivery of Assignments. Grantor shall execute such additional documents as may be requested from time to time by Beneficiary, to evidence the assignment to Beneficiary or its nominee of any Leases now or hereafter made, such assignment documents to be in form and content acceptable to Beneficiary. Grantor shall deliver to Beneficiary, within thirty (30) days after Beneficiary’s request (1) a duplicate original or photocopy of each Lease which is at the time of such request outstanding upon the Secured Property and (2) a complete schedule, certified by Grantor, of each Lease, showing the unit number, type, Lessee name, monthly rental, date to which Rents have been paid, term of Lease, date of occupancy, date of expiration, existing defaults, if any, and every special provision, concession or inducement granted to such Lessee.

E.        Indemnity. Grantor shall assert no claim or liability related to Beneficiary’s exercise of its rights pursuant to this Section 1.09. Grantor expressly waives all such claims and liabilities, INCLUDING SPECIFICALLY ALL ACTS OF NEGLIGENCE OF BENEFICIARY OR STRICT LIABILITY, but not for gross negligence or willful misconduct of Beneficiary. Grantor hereby holds Beneficiary harmless from and against any and all claims, liabilities and expenses of any kind or nature against or incurred by Beneficiary arising out of Beneficiary’s exercise of its rights pursuant to this Section 1.09, including Beneficiary’s management, operation or maintenance of the Secured Property or the collection and disposition of Rents, INCLUDING SPECIFICALLY ALL ACTS OF NEGLIGENCE OF BENEFICIARY OR STRICT LIABILITY, but not for gross negligence or willful misconduct of Beneficiary.

1.10        Further Assurances.

A.        General; Appointment of Attorney-in-Fact. Upon request by Beneficiary, from time to time, Grantor shall prepare, execute and deliver, or cause to be prepared, executed and delivered, to Beneficiary, all instruments, certificates and other documents which may, in the opinion of Beneficiary, be necessary or desirable in order to effectuate, complete, perfect or continue and preserve the Obligations and the lien of this Deed of Trust. Upon any failure by Grantor to do so, Beneficiary may prepare, execute and record any such instruments, certificates and documents for and in the name of Grantor and Grantor hereby appoints Beneficiary the agent and attorney-in-fact of Grantor for such purposes. This power is coupled with an interest and shall be irrevocable so long as any part of the Obligations remain unpaid or unperformed. Grantor shall reimburse Beneficiary for all sums expended by Beneficiary in preparing, executing and recording such instruments, certificates and documents and such sums shall be secured by this Deed of Trust.

B.        Statement Regarding Obligations. Grantor shall, within ten (10) days after request by Beneficiary, furnish Beneficiary with a written statement, duly acknowledged, setting

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forth (1) the unpaid principal balance of the Loan and the accrued but unpaid interest thereon,(2) whether or not any setoffs or defenses exist against the payment of such principal or interest, and (3) if such setoffs or defenses exist, the particulars thereof.

C.        Additional Security Instruments. Grantor, from time to time and within fifteen (15) days after request by Beneficiary, shall execute, acknowledge and deliver to Beneficiary such chattel mortgages, security agreements or other similar security instruments, in form and substance satisfactory to Beneficiary, covering all property of any kind whatsoever owned by Grantor or in which Grantor may have any interest which, in the opinion of Beneficiary, is necessary to the operation and maintenance of the Secured Property or is otherwise a part of the Secured Property. Grantor, from time to time and within fifteen (15) days after request by Beneficiary, shall also execute, acknowledge and deliver any financing statement, renewal, affidavit, certificate, continuation statement, supplementary mortgage or other document as Beneficiary may request in order to perfect, preserve, continue, extend or maintain the security interest under, and the priority of, this Deed of Trust or such chattel mortgage or other security instrument, as a first lien. Grantor shall pay to Beneficiary on demand all costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and refiling of any such instrument or document, including charges for examining title and attorneys’ fees and expenses for rendering an opinion as to the priority of this Deed of Trust and of each such chattel mortgage or other security agreement or instrument as a valid and subsisting first lien on such property. Neither a request so made by Beneficiary, nor the failure of Beneficiary to make such a request, shall be construed as a release of such property, or any part thereof, from the lien of this Deed of Trust. This covenant and each such mortgage chattel or other security agreement or instrument, delivered to Beneficiary are cumulative and given as additional security. Grantor shall pay all premiums and related costs in connection with any title insurance policy or policies in full or partial replacement of the title insurance policy now insuring or which will insure the lien of this Deed of Trust.

D.        Security Agreement. This Deed of Trust shall constitute a security agreement under Article 9 of the Code with respect to the Personal Property covered by this Deed of Trust. Pursuant to the applicable Granting Clauses hereof, Grantor has granted Beneficiary a security interest in the Personal Property and in all additions and accessions thereto, substitutions therefor and proceeds thereof for the purpose of securing all Obligations now or hereafter secured by this Deed of Trust. The following provisions relate to such security interest:

(1)        The Personal Property includes all now existing or hereafter acquired or arising equipment, inventory, accounts, chattel paper, instruments, documents, deposit accounts, investment property, letter-of-credit rights, commercial tort claims, supporting obligations and general intangibles now or hereafter used or procured for use on the Premises or otherwise relating to the Premises. If Grantor shall at any time acquire a commercial tort claim relating to the Premises, Grantor shall immediately notify Beneficiary in a writing signed by Grantor of the brief details thereof and grant to Beneficiary a security interest therein and in the proceeds thereof.

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(2)        Grantor hereby irrevocably authorizes Beneficiary at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the collateral as “all assets used or procured for use or otherwise relating to” the Premises or words of similar effect, or as being of equal or lesser scope or in greater detail, and to indicate the Premises as defined, or in a manner consistent with the term as defined, in this Deed of Trust and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the filing office for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor. Grantor agrees to provide any such information to Beneficiary promptly upon request. Grantor also ratifies its authorization for Beneficiary to have filed in any filing office in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Grantor shall pay to Beneficiary, from time to time, upon demand, any and all costs and expenses incurred by Beneficiary in connection with the filing of any such initial financing statements and amendments, including attorneys’ fees and all disbursements. Such costs and expenses shall bear interest at the Increased Rate from the date paid by Beneficiary until the date repaid by Grantor and such costs and expenses together with such interest, shall be part of the Obligations and shall be secured by this Deed of Trust.

(3)        Grantor shall any time and from time to time take such steps as Beneficiary may reasonably request for Beneficiary to obtain “control” of any Personal Property for which control is a permitted or required method to perfect or to insure priority of the security interest in such Personal Property granted hereby.

(4)        Upon the occurrence of an Event of Default, Beneficiary shall have the rights and remedies of a secured party under the Code as well as all other rights and remedies available at law or in equity or under this Deed of Trust.

(5)        This Deed of Trust also constitutes a fixture filing.

(6)        If Grantor does not have an organizational identification number and later obtains one, Grantor shall forthwith notify Beneficiary of such organizational identification number.

(7)        Terms defined in the Code and not otherwise defined in this Deed of Trust have the same meanings in this Section 1.10D as are set forth in the Code. In the event that a term is used in Article 9 of the Code and also in another Article of the Code, the term used in this Section 1.10D is that used in Article 9. The term “control”, as used in this Paragraph, has the meaning given in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Code, as applicable.

E.        Preservation of Grantor’s Existence. Grantor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under

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the laws of the state of its formation and of the State, and shall comply with all applicable Legal Requirements.

F.        Further Indemnities. In addition to any other indemnities contained in the Loan Instruments, Grantor hereby agrees to indemnify and hold Beneficiary harmless from and against all losses, liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including architects’, engineers’ and attorneys’ fees and disbursements which may be imposed upon, actually incurred or asserted against Beneficiary by reason of: (1) the construction of the Improvements, (2) any capital improvements, other work or things, done in, on, under or about the Secured Property or any part thereof, (3) any use, nonuse, misuse, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Secured Property or any part thereof or any street, drive, sidewalk, curb, passageway or space adjacent thereto, (4) any negligence or willful act or omission on the part of Grantor, any Lessee or any agent, contractor, servant, employee, licensee or invitee of any Lessee or of Grantor, (5) any accident, injury (including death) or damage to any person or property occurring in, on, under or about the Secured Property or any part thereof or in, on, under or about any street, drive, sidewalk, curb, passageway or space adjacent thereto, (6) any default under any Loan Instrument or any Event of Default, (7) any lien or claim arising or alleged to have arisen on or against the Secured Property or any part thereof under any Legal Requirement or any liability asserted against Beneficiary with respect thereto, (8) any tax attributable to the execution, delivery, filing or recording of any Loan Instrument, (9) any contest permitted pursuant to the provisions of this Deed of Trust, or (10) the enforcement or attempted enforcement of this indemnity. THE INDEMNITIES HEREIN PROVIDED BY GRANTOR SHALL APPLY REGARDLESS OF WHETHER THE MATTER FROM WHICH THE INDEMNIFICATION OBLIGATION ARISES WAS CAUSED IN WHOLE OR IN PART BY NEGLIGENCE OF ANY APPLICABLE INDEMNIFIED PARTY OR STRICT LIABILITY but not for gross negligence or willful misconduct of any applicable Indemnified Party.

G.        Absence of Insurance. The obligations of Grantor under this Deed of Trust and the other Loan Instruments shall not in any way be affected by (1) the absence, in any case, of adequate insurance, (2) the amount of the insurance or (3) the failure or refusal of any insurer to perform any obligation required to be performed by it pursuant to any insurance policy affecting the Secured Property. If any claim, action or proceeding is made or brought against Beneficiary by reason of any event as to which Grantor is obligated to indemnify Beneficiary, then, upon demand by Beneficiary, Grantor, at Grantor’s sole cost and expense, shall resist or defend such claim, action or proceeding in Beneficiary’s name, if necessary, by such attorneys as Beneficiary shall approve. Notwithstanding the foregoing, Beneficiary may engage its own attorneys, in its discretion, to defend it or to assist in its defense, and Grantor shall pay the reasonable out-of-pocket fees and disbursements of such attorneys and, until so paid, such amounts shall bear interest at the Increased Rate and shall be secured by this Deed of Trust.

H.        Lost Note. Upon Beneficiary furnishing to Grantor an affidavit stating that the Note has been mutilated, destroyed, lost or stolen (and an indemnity regarding the same if the Note is found), Grantor shall deliver to Beneficiary, in substitution therefor, a new note containing the same terms and conditions as the Note, with a notation thereon of the unpaid principal balance and accrued and unpaid interest thereon.

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1.11        Prohibition on Transfers, Liens or Further Encumbrances.

A.        Continuing Ownership and Management. Grantor acknowledges that the continuous ownership of the Secured Property and its continuous management and operational control by Grantor are material to the making of the Loan.

B.        Prohibition on Transfers, Liens or Further Encumbrances. Except with the prior written consent of Beneficiary, neither Grantor, nor any other Person owning a direct or indirect interest in Grantor, may transfer, convey, assign, sell, alienate, mortgage, encumber, pledge, hypothecate, grant a security interest in, or otherwise dispose of (in each instance whether voluntarily or involuntarily, by operation of law or otherwise, directly or indirectly, and, in each case, also prohibiting the granting of an option or the execution of an agreement relating to any of the foregoing):

(1)        all or any part of the Secured Property and/or the Rents, or any interest therein; or

(2)        any legal or beneficial ownership interest in Grantor or in any of Grantor’s constituent entities, whether direct or indirect, and on all levels, whether made directly or through an intermediary, and whether made in one transaction or effected in more than one transaction.

Without limiting the generality of the foregoing, for purposes of this Section 1.11, a transfer or disposition of the Secured Property (or the Rents, as applicable) or any part thereof or interest therein shall include (a) the change of Grantor’s type of organization, jurisdiction of organization or other legal structure, (b) the transfer of the Secured Property or any part thereof or interest therein to a cooperative corporation or association, (c) the conversion of all or any part of the Secured Property or interest therein to a condominium form of ownership, (d) any lease for space in the Improvements containing an option to purchase, (e) any conditional sale or any title retention agreement with regard to, all or any part of the Secured Property or the Rents and (f) unless Grantor has provided Beneficiary with at least thirty (30) days prior written notice thereof, any change of Grantor’s name, place of business or, if Grantor has more than one place of business, any change of its chief executive office, or any change of Grantor’s mailing address or organizational identification number if it has one. Any such action described in this Section 1.11B is herein called a “Transfer” and all Transfers are prohibited without the prior written consent of Beneficiary.

C.        Acceleration of Obligations. In the event of a Transfer without the prior written consent of Beneficiary, Beneficiary may, without limiting any other right or remedy available to Beneficiary at law, in equity or by agreement with Grantor, and in Beneficiary’s discretion, and without regard to the adequacy of its security, accelerate the maturity of the Note and require the payment of all then existing Obligations, including the Make-Whole Amount provided in Section 4.06. The giving of consent by Beneficiary to a Transfer in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances.

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1.12        Expenses. Promptly after Beneficiary’s demand therefor, Grantor shall pay Beneficiary for all out-of-pocket costs and expenses, including attorneys’ fees and expenses and costs of obtaining evidence of title, actually incurred by Beneficiary in connection with any action, suit, legal proceeding, claim or dispute (a) arising under or in connection with the performance of any rights or obligations under any Loan Instrument or affecting the Obligations or the Secured Property, (b) involving any insurance proceeds or condemnation awards with respect to the Secured Property, (c) to protect the security hereof, (d) as to any concern of Beneficiary with the condition of the Secured Property, or (e) of any other kind or nature in which Beneficiary is made a party relating to the Secured Property or the Loan, or appears as a party, including those related to the estate of an insolvent or decedent or any bankruptcy, receivership, or other insolvency under any chapter of the Bankruptcy Code (Title 11 of the United States Code), as amended, or any other insolvency proceeding or any exercise of the power of sale or judicial foreclosure as set forth in this Deed of Trust. If the Obligations are referred to attorneys for collection, foreclosure or any cause set forth in Article III, Grantor shall pay all costs and expenses incurred by Beneficiary, including attorneys’ fees and expenses, all costs of collection, litigation costs and costs (which may be estimated as to items to be expended after completion of any foreclosure or other action) of procuring title insurance policies, whether or not obtained, Torrens certificates and similar assurances with respect to title and value as Beneficiary may deem necessary together with all statutory costs, with or without the institution of an action or proceeding. All costs and expenses described in this Section 1.12, with interest thereon at the Increased Rate from the date paid by Beneficiary to the date paid by Grantor, shall be paid by Grantor on demand, and shall be secured by this Deed of Trust.

Article 2.

REPRESENTATIONS AND WARRANTIES

Grantor represents and warrants:

2.01        Warranty of Title. Grantor (a) lawfully owns and holds title to the Secured Property (other than the Personal Property), in fee simple, subject to no mortgage, lien, charge or other encumbrance, except as specifically set forth in the title insurance policy issued to Beneficiary upon recordation of this Deed of Trust, (b) has full power and lawful authority to grant, bargain, sell, convey, assign, release, pledge, set over, transfer and mortgage the Secured Property as set forth herein,(c) lawfully owns and holds title to the Personal Property subject to no mortgage, lien, charge or other encumbrance, and (d) does warrant and will defend the title to the Secured Property against all claims and demands whatsoever.

2.02        Ownership of Additional or Replacement Improvements and Personal Property. All Improvements and Personal Property hereafter affixed, placed or used by Grantor on the Secured Property shall be owned by Grantor free from all mortgages, liens, charges or other encumbrances. No portion of the Secured Property is being used, as Grantor’s homestead.

2.03        No Pending Material Litigation or Proceeding; No Hazardous Materials.

A.        Proceedings Affecting Grantor. There are no actions, suits, investigations or proceedings of any kind pending, or, to the best knowledge and belief of Grantor, threatened,

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against or affecting Grantor, or any Guarantor, or against any shareholder, general partner or member of Grantor or any Guarantor, or the business, operations, properties or assets of Grantor or any shareholder, general partner or member of Grantor or any Guarantor, or before or by any Governmental Agency, which may result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of Grantor or any Guarantor or any general partner or member of Grantor or any Guarantor, or in the ability of Grantor to pay or otherwise perform the Obligations. To the best knowledge and belief of Grantor, no default exists with respect to any judgment, order, writ, injunction, decree, demand, rule or regulation of any Governmental Agency, which might materially and adversely affect the business, operations, properties or assets or the condition, financial or otherwise, of Grantor or any Guarantor or any general partner or member of Grantor or the ability of Grantor to pay or otherwise perform the Obligations.

B.        Proceedings Affecting Secured Property. There are no actions, suits, investigations or proceedings of any kind pending, or, to the best knowledge and belief of Grantor, threatened, against or affecting the Secured Property (including any attempt or threat by any Governmental Agency to condemn or rezone all or any portion of the Secured Property), or involving the validity, enforceability or priority of the Loan Instruments or enjoining or preventing or threatening to enjoin or prevent the use and occupancy of the Secured Property or the performance by Grantor of the Obligations, and there are no rent controls, governmental moratoria or environmental controls (other than those generally imposed by federal or state law) presently in existence or, to the best knowledge and belief of Grantor, threatened, affecting the Secured Property.

C.        No Hazardous Material. Except as disclosed in the Phase I, neither Grantor nor, to the best knowledge and belief of Grantor, any other Person has ever:

(1)        caused or knowingly permitted any Hazardous Material to be placed, held, located or disposed of, in, on, under or about the Secured Property or any part thereof, except for the use, storage and disposal (such use, storage and disposal to be in all cases in accordance with all applicable Legal Requirements) of de minimis amounts of janitorial and cleaning supplies and other Hazardous Materials typically used in (A) the ordinary course of operating and maintaining a warehouse building, and/or (B) the ordinary course of operations of tenants’ business operations at the Secured Property] or caused or knowingly permitted, in violation of any Legal Requirement, any Hazardous Material to be placed, held, located or disposed of, in, on, under or about any other real property legally or beneficially owned (or any interest or estate which is so owned) by Grantor in any jurisdiction now or hereafter having in effect a so-called “superlien” law or ordinance (the effect of which superlien law or ordinance would be to permit the creation of a lien on the Secured Property to secure any obligation), and neither the Secured Property, nor any part thereof, nor any other real property legally or beneficially owned (or any interest or estate therein which is so owned) by Grantor in any jurisdiction now or hereafter having in effect a so-called “superlien” law or ordinance or any part thereof, has ever been used (whether by Grantor or, to the best knowledge or belief of Grantor, by any other Person) as a dump site, storage (whether permanent or temporary) site or transfer site for any Hazardous Material; or

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(2)        caused or knowingly permitted any asbestos or underground fuel storage facility to be located in, on, under or about the Secured Property; or

(3)        discovered any occurrence or condition on any real property adjoining or in the vicinity of the Secured Property that could cause the Secured Property or any part thereof to be subject to any remediation requirements or any restrictions on the ownership, occupancy, transferability or use of the Secured Property under any Environmental Requirement.

D.        No Litigation Regarding Hazardous Material. No Person has brought, settled or, to the best knowledge and belief of Grantor, threatened any litigation or administrative action or proceeding alleging the presence, Release or threatened Release of any Hazardous Material in, on, under or about the Secured Property.

2.04        Valid Organization, Good Standing and Qualification of Grantor; Other Organizational Information. Grantor is a duly and validly organized and limited partnership in good standing under the laws of the jurisdiction of its organization, and is duly licensed or qualified and in good standing in all other jurisdictions where its ownership or leasing of property or the nature of the business transacted by it makes such qualification necessary, and is entitled to own its properties and assets and to carry on its business, all as, and in the places where, such properties and assets are now owned or operated or such business is now conducted. Grantor has paid all franchise and similar taxes in the jurisdiction in which the Secured Property is located and in all of the jurisdictions in which it is so qualified, insofar as such taxes are due and payable at the date of this Deed of Trust. Grantor’s exact legal name is that indicated on the signature page hereof. Grantor is an organization of the type, and is organized in the jurisdiction, as set forth in the first paragraph of this Deed of Trust. Grantor’s organizational identification number is DE 5070335. Section 5.07 accurately sets forth Grantor’s place of business or, if Grantor has more than one place of business, its chief executive office as well as Grantor’s mailing address if different.

2.05        Authorization; No Legal Restrictions on Performance. The execution and delivery by Grantor of the Loan Instruments and its compliance with the terms and conditions of the Loan Instruments have been duly and validly authorized by all necessary corporate, partnership, membership or other applicable action by Grantor and its constituent entities and the Loan Instruments are valid and enforceable obligations of Grantor in accordance with the terms thereof. Neither the execution and delivery by Grantor of the Loan Instruments, nor the consummation of the transactions contemplated by the Loan Instruments, nor compliance with the terms and conditions thereof will (A) conflict with or result in a breach of, or constitute a default under, any of the terms, obligations, covenants or conditions or provisions of (1) any corporate charter or bylaws, partnership agreement, limited liability company operating agreement, or other organizational or qualification document, restriction, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Grantor is now a party or by which Grantor or its properties may be bound or affected, or (2) to the best knowledge and belief of Grantor, any judgment, order, writ, injunction, decree or demand of any Governmental Agency, or (B) result in (1) the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Grantor pursuant

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to the terms or provisions of any of the foregoing or (2) the violation of any Legal Requirement applicable to Grantor or any Guarantor. Grantor is not in default in the performance, observance or fulfillment of any of the terms, obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing the Obligations or pursuant to which Grantor is a party or by which the Grantor or its properties may be bound or affected.

In addition, (a) the Obligations incurred by Grantor and the granting of this Deed of Trust and of the security interest, rights, and/or lien in and to the Secured Property in connection with the Loan are not made or incurred with the intent to hinder, delay, or defraud any present or future creditor of Grantor; (b) Grantor, together with the other makers of the Note, has not received less than reasonably equivalent value in exchange for incurring the Obligations and/or the granting of this Deed of Trust and of the security interest, rights, and/or lien in and to the Portfolio Secured Property in connection with the Loan; (c) Grantor, together with the other makers of the Note, is solvent as of the date hereof, and Grantor, together with the other makers of the Note, will not become insolvent as a result of incurring the Obligations and/or the granting of this Deed of Trust and of the security interest, rights, and/or lien in and to the Portfolio Secured Property in connection with the Loan; (d) Grantor is not engaged, and Grantor is not about to engage, in business or a transaction for which any property remaining with Grantor is an unreasonably small capital; (e) Grantor has not and does not intend to incur, and Grantor does not believe that it will incur, debts that would be beyond Grantor’s ability to pay as such debts mature; and (f) Grantor is not granting this Deed of Trust and the security interest, rights, and/or lien in and to the Secured Property and/or incurring the Obligations to or for the benefit of an insider (as defined in 11 U.S.C. § 101(31)), under an employment contract and other than in the ordinary course of business.

2.06        Compliance With Laws. Grantor has, to the best knowledge and belief of Grantor, complied with all applicable Legal Requirements with respect to the conduct of its business and ownership of its properties. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained, and no registrations or declarations are required to be filed in connection with the execution, delivery or performance by Grantor of its obligations under the Loan Instruments.

2.07        Tax Status. Grantor has filed all United States income tax returns and all state and municipal tax returns which are required to be filed, and has paid, or made provision for the payment of, all taxes which have become due pursuant to such returns or pursuant to any assessment received by Grantor. The United States income tax liability of Grantor has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ending 2010.

2.08        Absence of Foreign or Enemy Status; Absence of Blocked Persons; Foreign Corrupt Practices Act. Neither the Loan, nor Grantor’s use of the proceeds thereof, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Grantor is and shall remain in compliance with the requirements of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or

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Support Terrorism (66 Fed. Reg. 49079 (2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other executive orders or regulations in respect thereof (the Order and such other rules regulations, legislation or orders are referred to hereinafter, collectively, as the “Orders”). Without limiting the generality of the foregoing, neither Grantor, nor any subsidiary or affiliate of Grantor, nor any member, partner or shareholder or other beneficial owner of Grantor or of any such subsidiary, affiliate, member, partner, shareholder or other beneficial owner (A) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders, (B) is or will become a “blocked person” described in Section 1 of the Order or (C) knowingly engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such blocked person. No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Foreign Corrupt Practices Act of 1977, as amended. Grantor shall promptly notify Beneficiary should Grantor become aware of any information which would render untrue any of the representations, warranties or covenants set forth in this Section 2.08.

2.09        Federal Reserve Board Regulations. No part of the proceeds of the Loan will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve Grantor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of Grantor and its subsidiaries, if any, and Grantor does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

2.10        Investment Company Act and Public Utility Holding Company Act. Neither Grantor, nor any subsidiary of Grantor, if any, is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act as amended.

2.11        Exempt Status of Transactions Under Securities Act and Representations Relating Thereto. Neither Grantor, nor anyone acting on its behalf, has (a) solicited offers to make all or any part of the Loan, from more than 35 Persons or (b) otherwise approached, negotiated or communicated with more than 35 Persons regarding the making of all or any part of the Loan by such Person(s). Neither Grantor, nor anyone acting on its behalf has taken, or will take, any action that would subject the making of the Loan to the registration requirements of Section 5 of the Securities Act of 1933, as amended.

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2.12        ERISA Compliance.

2.12A        Neither Grantor nor any entity that holds a direct or indirect interest in Grantor (a “Constituent Entity”) is or shall be (i) an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) regardless of whether such plan is actually subject to ERISA, (ii) a plan to which Internal Revenue Code Section 4975 applies, or (iii) an entity the underlying assets of which include ERISA “plan assets” by reason of a plan’s investment in the entity (e.g., insurance company general or separate account; bank commingled fund).

2.12B        Transactions by or with Grantor are not and will not be subject to any Legal Requirements regulating investments of and fiduciary obligations with respect to an employee benefit plan (within the meaning of Section 3(3) of ERISA), regardless of whether such plan is actually subject to ERISA.

2.12C        Any liability or obligation that Grantor (or any Constituent Entity) may have in respect of an employee benefit plan as defined in Section 3(3) of ERISA regardless of whether such plan is actually subject to ERISA has been and shall continue to be satisfied in full.

Article 3.

DEFAULTS

3.01        Events of Default. The existence of any of the following circumstances shall be deemed an “Event of Default” pursuant to this Deed of Trust, without cure or grace period unless expressly otherwise provided herein:

A.        if Grantor fails to pay any portion of the Obligations as and when the same shall become due and payable as provided in the Loan Instruments; or

B.        if Grantor fails to perform or observe any other term, provision, covenant or agreement in the Loan Instruments other than as described in the other clauses of this Section 3.01 and Grantor fails to cure same within twenty (20) days after written notice from Beneficiary to Grantor, provided that if such failure is of a curable nature, but not within twenty (20) days, such curative period shall be extended for an additional reasonable period of time, not to exceed an additional thirty (30) days, so long as Grantor has commenced during the initial twenty (20) day curative period, and diligently pursues to completion, appropriate curative actions; or

C.        if any representation, warranty, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Instruments or otherwise, by or on behalf of Grantor, any Guarantor or any other Person liable for the Obligations, shall prove to be materially false and, if of a correctable nature, Grantor fails to correct same within twenty (20) days after written notice from Beneficiary to Grantor, provided that if same is of a curable nature, but not within twenty (20) days, such curative period shall be extended for an additional reasonable period of time, not to exceed an additional thirty (30) days,

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so long as Grantor has commenced during the initial twenty (20) day curative period, and diligently pursues completion, appropriate curative action; or

D.        if Grantor shall:

(1)        apply for, consent to or acquiesce in the appointment of a receiver, trustee or liquidator of Grantor or of all or any part of Grantor’s assets or the Secured Property or any interest in any part thereof (the term “acquiesce” includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within ten (10) days after the appointment); or

(2)        commence a voluntary case or other proceeding in bankruptcy, or admit in writing its inability to pay its debts as they come due; or

(3)        make a general assignment for the benefit of creditors; or

(4)        file a petition or an answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future bankruptcy code or any other statute or law relating to bankruptcy, insolvency or other relief for debtors; or

(5)        file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency case or proceeding; or

E.        if a court of competent jurisdiction enters an order for relief against Grantor under any present or future bankruptcy code or any other statute or law relating to bankruptcy, insolvency or other relief for debtors, which order shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

F.        if a court of competent jurisdiction enters an order, judgment or decree adjudicating Grantor insolvent, approving a petition seeking reorganization or arrangement of Grantor or appointing a receiver, custodian, trustee or liquidator of Grantor or of all or any part of Grantor’s assets or the Secured Property or any interest in any part thereof, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

G.        if Grantor assigns or purports to assign the whole or any part of the Rents arising from the Secured Property or any part thereof without the prior written consent of Beneficiary; or

H.        if a Transfer shall occur without the prior written consent of Beneficiary; or

I.        if Grantor shall be in default beyond any applicable grace period pursuant to any other mortgage, security instrument or other agreement affecting Grantor or any substantial part of its assets or all or any part of the Secured Property; or

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J.        if any mechanic’s, laborer’s or materialman’s lien, federal tax lien, broker’s lien or other lien not permitted hereunder and affecting the Secured Property or any part thereof is not discharged, by payment, bonding, order of a court of competent jurisdiction or otherwise, within twenty (20) days after Grantor receives notice thereof from the lienor or from Beneficiary; or

K.        if any of the events described in Section 3.01(D), Section 3.01(E) and/or Section 3.01(F) shall occur in respect of any Guarantor; or

L.        if a default by any Guarantor or other Person (other than Beneficiary) shall occur under any guaranty, indemnity agreement, or other instrument which it has executed in connection with the Loan, which default remains uncured after the expiration of applicable grace or cure periods; or

M.        if any Guarantor shall contest, repudiate or purport to revoke any guaranty, indemnity agreement or other instrument which it has executed in connection with the Loan for any reason or if any such guaranty, indemnity or other instrument shall cease to be in full force and effect as to the Guarantor or shall be judicially declared null and void as to the Guarantor, or if any Guarantor shall be liquidated, dissolved or wound-up.

Article 4.

REMEDIES

4.01        Acceleration, Foreclosure, etc. Upon the happening of any Event of Default, Beneficiary may, at its sole option, declare the entire unpaid balance of the Obligations, including, the Make-Whole Amount and any other prepayment charges, if any, due pursuant to any Loan Instrument, immediately due and payable without notice or demand, provided, however, simultaneously with the occurrence of an Event of Default under Section 3.01D, 3.01E or 3.01F,and without the necessity of any notice or other action by the Beneficiary, all Obligations shall automatically become and be due and payable, without notice or demand. In addition, upon the happening of any Event of Default, Beneficiary may, at its sole option, without further delay, undertake any one or more of the following or exercise any other remedies available to it under applicable law or equity:

A.        Foreclosure. Institute an action, judicial or otherwise, to foreclose this Deed of Trust, or take such other action as may be allowed at law or in equity, for the enforcement hereof and realization on the Secured Property or any other security which is herein or elsewhere provided for, or proceed thereon through power of sale or to final judgment and execution thereon for the entire unpaid balance of the Obligations, including interest at the rate specified in the Loan Instruments to the date of the Event of Default and thereafter at the Increased Rate, and all other sums secured by this Deed of Trust, including all attorneys’ fees and expenses, costs of suit and other collection costs, interest at the Increased Rate on any judgment obtained by Beneficiary from and after the date of any sale of the Secured Property (which may be sold in one parcel or in such parcels, manner or order as Beneficiary shall elect) until actual payment is made of the full amount due Beneficiary pursuant to the Loan Instruments, any law, usage or custom to the contrary notwithstanding.

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B.        Partial Foreclosure. Beneficiary shall have the right to foreclose the lien hereof to satisfy payment and performance of any part of the Obligations from time to time. If an Event of Default exists as to the payment of any part of the Obligations, as an alternative to the right of foreclosure to satisfy payment of the Obligations after acceleration thereof, to the extent permitted by applicable law, Beneficiary may institute partial foreclosure proceedings (“Partial Foreclosure”) with respect to the portion of the Obligations as to which the Event of Default exists, as if under a full foreclosure, and without declaring the entire unpaid balance of the Obligations due. If Beneficiary institutes a Partial Foreclosure, Beneficiary may instruct the Trustee to sell, from time to time, such part or parts of the Secured Property as Beneficiary, in its discretion, deems appropriate, and may make each such sale subject to the continuing lien of this Deed of Trust for the remainder, from time to time, of the Obligations. No Partial Foreclosure, if so made, shall in any manner affect the remainder, from time to time, of the Obligations or the priority of this Deed of Trust. As to such remainder, this Deed of Trust and the lien hereof shall remain in full force and effect as though no foreclosure sale had been made pursuant to the provisions of this Section 4.01B. Notwithstanding the filing of any Partial Foreclosure or the entry of a decree of sale therein, Beneficiary may elect, at any time prior to any Partial Foreclosure, to discontinue such Partial Foreclosure and the acceleration of the Obligations by reason of any Event of Default upon which such Partial Foreclosure was predicated, and to proceed with full foreclosure proceedings. Beneficiary may instruct the Trustee to commence a Partial Foreclosure, from time to time, as to any part of the Obligations without exhausting the right of full foreclosure or Partial Foreclosure for any other part of the Obligations as to which such Partial Foreclosure shall not have occurred.

C.        Entry. Beneficiary personally, or by its agents or attorneys, may enter all or any part of the Secured Property, and may exclude Grantor, its agents and servants wholly therefrom without liability for trespass, damages or otherwise. Grantor shall surrender possession of the Secured Property to Beneficiary on demand after the happening of any Event of Default. Thereafter, Beneficiary may use, operate, manage and control the Secured Property and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers. Upon each such entry, Beneficiary, at the expense of Grantor from time to time, either by purchase, repairs or construction, may maintain and restore the Secured Property, may complete the construction of the Improvements and in the course of such completion may make such changes in the contemplated or completed Improvements as Beneficiary may deem desirable and may insure the same. At the expense of Grantor, Beneficiary may make, from time to time, all necessary or desirable repairs, renewals and replacements and such alterations, additions, betterments and improvements thereto and thereon as Beneficiary may deem advisable. In each of the circumstances described in this Section 4.01C, Beneficiary shall have the right to manage and operate the Secured Property and to carry on the business thereof and exercise all rights and powers of Grantor with respect thereto, either in the name of Grantor or otherwise as Beneficiary shall deem best.

D.        Collection of Rents, etc. Beneficiary may collect and receive all Rents. Beneficiary may deduct, from the monies so collected and received, all expenses of conducting the business of the Secured Property and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for Impositions, insurance, taxes and assessments, liens or other charges upon the Secured Property

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or any part thereof, as well as reasonable compensation for the services of Beneficiary and for all attorneys, agents, clerks, servants, and other employees engaged and employed by Beneficiary. After such deductions and the establishment of all reasonable reserves, Beneficiary shall apply all such monies to the payment of the unpaid Obligations. Beneficiary shall account only for Rents actually received by Beneficiary.

E.        Receivership. Beneficiary may have a receiver appointed to enter into possession of the Secured Property, collect the Rents therefrom and apply the same as the court may approve. Beneficiary may have a receiver appointed, as a matter of right without notice and without the necessity of proving either the inadequacy of the security provided by this Deed of Trust or the insolvency of Grantor or any other Person who may be legally or equitably liable to pay the Obligations. Grantor and each such Person, presently and prospectively, waive such proof and consent to the appointment of such receiver. If Beneficiary or any receiver collects the Rents, the monies so collected shall not be substituted for payment of the Obligations, nor can they be used to cure an Event of Default, without the prior written consent of Beneficiary. Beneficiary shall not be liable to account for Rents not actually received by Beneficiary.

F.        Specific Performance. Beneficiary may institute an action for specific performance of any covenant contained herein or in aid of the execution of any power herein granted.

G.        Recovery of Sums Required to be Paid. Beneficiary may, from time to time, take action to recover any sum or sums which constitute a part of the Obligations as such sums shall become due, without regard to whether or not the remainder of the Obligations shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure or any other action for each Event of Default existing from time to time.

H.        Other Remedies. Beneficiary may take all actions permitted under the Uniform Commercial Code of the State and may take any other action, or pursue any other right or remedy, as Beneficiary may have under applicable law, and Grantor does hereby grant such rights to Beneficiary.

I.        Deed of Trust Foreclosure. The Trustee, his successor or substitute, is authorized and empowered and it shall be his special duty at the request of Beneficiary to sell the Secured Property or any part thereof situated in the State of Texas at the courthouse of any county in the State of Texas in which any part of the Secured Property is situated, at public vendue to the highest bidder for cash between the hours of 10 o’clock a.m. and 4 o’clock p.m. on the first Tuesday in any month after having given notice of such sale in accordance with the statutes of the State of Texas then in force governing sales of real estate under powers conferred by deed of trust. Any sale made by the Trustee hereunder may be as an entirety or in such parcels as Beneficiary may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by the Trustee of less than the whole of the Secured Property shall not exhaust the power of sale herein granted, and the Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Secured Property shall be sold; and, if the proceeds of such sale of less than the whole of the Secured Property shall be less than the aggregate of the

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Obligations secured hereby and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Secured Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Secured Property but Beneficiary shall have the right, at its sole election, to request the Trustee to sell less than the whole of the Secured Property. After each sale, the Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers in fee simple with general warranty of title, and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to the Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The power of sale granted herein shall not be exhausted by any sale held hereunder by the Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as Beneficiary may deem necessary until all of the Secured Property has been duly sold and all Obligations have been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of Beneficiary, such sale shall not exhaust the power of sale hereunder and Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by the Trustee or any successor or substitute trustee appointed hereunder as to nonpayment of the Obligations or as to the occurrence of an Event of Default, or as to Beneficiary having declared all of such Obligations secured hereby to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of the Trustee or any substitute or successor, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Beneficiary or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. The Trustee, his successor or substitute, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of the Trustee, his successor or substitute. The proceeds of any sale held by the Trustee or any receiver or public officer in foreclosure of the liens evidenced hereby shall be applied FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all court costs and charges of every character in the event foreclosed by suit, and a reasonable fee to the Trustee if foreclosed by power of sale as provided herein, SECOND, to the payment in full of the Obligations, including specifically without limitation the principal, interest, all Make-Whole Amounts (to the extent permitted by the laws of the State of Texas) and attorneys’ fees (at all trial and appellate levels), due and unpaid on the Note and the amounts due and unpaid and owed to Beneficiary under this Deed of Trust, in such order as Beneficiary may elect; and THIRD, the remainder, if any, shall be paid to Grantor or to such other party or parties as may be entitled thereto by law. Beneficiary shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor trustee or by any receiver or public officer, and any Beneficiary purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Obligations owing to such Beneficiary, or if such Beneficiary holds less than all of such indebtedness the pro rata part thereof owing to such Beneficiary, accounting to all other Beneficiaries not joining in such bid in

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cash for the portion of such bid or bids apportionable to such nonbidding Beneficiary or Beneficiaries.

J.        Partial Foreclosure. In the event of a default in the payment of any part of the Obligations, Beneficiary shall have the right to proceed with foreclosure of the liens and security interests evidenced hereby without declaring all of the Obligations due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Obligations, and any such sale shall not in any manner affect the unmatured part of the Obligations, but as to such unmatured part this Deed of Trust shall remain in full force and effect just as though no sale had been made. The proceeds of any such sale shall be applied as provided above except that the amount paid under Phrase SECOND above shall be only the matured portion of the Obligations and any proceeds of such sale in excess of those provided for in Phrases FIRST and SECOND (modified as provided above) shall be applied to installments of principal of and interest on the Note in the inverse order of maturity. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Obligations. In the event there is a foreclosure sale hereunder and at the time of such sale Grantor or Grantor’s heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Secured Property by, through or under Grantor are occupying or using the Secured Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain an action for forcible entry and detainer of said property in the Justice of the Peace Court in the Justice Precinct in which such property, or any part thereof, is situated.

K.        Judicial Foreclosure. This instrument shall be effective as a mortgage as well as a deed of trust and upon the occurrence of a default may be foreclosed as to any of the Secured Property in any manner permitted by the laws of the State of Texas or of any other state in which any part of the Secured Property is situated, and any foreclosure suit may be brought by the Trustee or by Beneficiary. In the event a foreclosure hereunder shall be commenced by the Trustee, or his substitute or successor, Beneficiary may at any time before the sale of the Secured Property direct the Trustee to abandon the sale, and may then institute suit for the collection of the Obligations and for the foreclosure of this Deed of Trust. It is agreed that if Beneficiary should institute a suit for the collection of the Obligations and for the foreclosure of this Deed of Trust, Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same, and require the Trustee, his substitute or successor to sell the Secured Property in accordance with the provisions of this Deed of Trust.

L.        Successor Trustee. The Trustee may resign by an instrument in writing addressed to Beneficiary, or the Trustee may be removed at any time with or without cause by an instrument in writing executed by Beneficiary. In case of the death, resignation, removal or disqualification of the Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment

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and designation in writing executed by Beneficiary and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Obligations have been paid in full or until the Secured Property is sold hereunder. In the event the Obligations are owned by more than one person or entity, the holder or holders of not less than a majority in the amount of such indebtedness shall have the right and authority to make the appointment of a successor or substitute trustee provided for in the preceding sentence. Such appointment and designation by Beneficiary or by the holder or holders of not less than a majority of the Obligations shall be full evidence of the right and authority to make the same and of all facts therein recited. If Beneficiary is a corporation and such appointment is executed in its behalf by an officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Upon the making of any such appointment and designation, all of the estate and title of the Trustee in the Secured Property shall vest in the named successor or substitute trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee; but nevertheless, upon the written request of Beneficiary or of the successor or substitute trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute trustee all of the estate and title in the Secured Property of the Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute trustee. All references herein to the Trustee shall be deemed to refer to the Trustee (including any successor or substitute trustee appointed and designated as herein provided) from time to time acting hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

M.        Trustee’s Actions. The Trustee shall not be liable for any error of judgment or act done by the Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever (INCLUDING THE TRUSTEE’S NEGLIGENCE), EXCEPT FOR THE TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and the Trustee shall be under no liability for interest on any moneys received by him hereunder. Grantor will reimburse the Trustee for, and indemnify and save him harmless against, any and all liability and expenses (including attorneys’ fees) which may be incurred by him in the performance of his duties hereunder (INCLUDING THE TRUSTEE’S NEGLIGENCE), EXCEPT FOR THE TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Deed of Trust.

4.02        No Election of Remedies. Beneficiary may, in its discretion, exercise all or any of the rights and remedies provided herein or in the other Loan Instruments, or which may be

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
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provided by statute, law, equity or otherwise, in such order and manner and from time to time, as Beneficiary shall elect without impairing Beneficiary’s lien, or rights pursuant to any of the Loan Instruments and without affecting the liability of any Person for the Obligations.

4.03        Beneficiary’s Right to Release, etc. Beneficiary may, in its discretion, from time to time, release (for such consideration as Beneficiary may require) any part of the Secured Property (A) without notice to, or the consent, approval or agreement of any other party in interest, (B) without, as to the remainder of the Secured Property, in any way impairing or affecting the validity or the lien of this Deed of Trust or any of the other Loan Instruments, or the priority thereof and (C) without releasing Grantor from any liability for any of the Obligations. Beneficiary may accept, by assignment, pledge or otherwise, any other property in place of any part of the Secured Property as Beneficiary may require without being accountable for so doing to any other lienor or other Person. To the extent permitted by law, neither Grantor, nor the holder of any lien or encumbrance affecting the Secured Property or any part thereof shall have the right to require Beneficiary to marshal assets.

4.04        Beneficiary’s Right to Remedy Defaults, etc. If Grantor defaults in the performance of any of the covenants or agreements contained in this Deed of Trust or any of its other obligations under the other Loan Instruments, or if any action or proceeding is commenced which affects Beneficiary’s interest in the Secured Property or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, then Beneficiary may, but without obligation to do so and without releasing Grantor from any obligation hereunder, cure such defaults, make such appearances, disburse such sums and/or take such other action as Beneficiary deems necessary or appropriate to protect Beneficiary’s interest, including disbursement of attorneys’ fees, entry upon the Secured Property to make repairs, payment of Impositions or insurance premiums or otherwise cure the default in question or protect the security of the Secured Property, and payment, purchase, contest or compromise of any encumbrance, charge or lien encumbering the Secured Property. Grantor further agrees to pay all expenses incurred by Beneficiary (including fees and disbursements of counsel) pursuant to this Section 4.04, including those incident to the curing of any default and/or the protection of the rights of Beneficiary hereunder, and enforcement or collection of payment of the Note or any future advances whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Grantor, or otherwise. Any amounts disbursed by Beneficiary pursuant to this Section 4.04 shall be additional indebtedness of Grantor secured by this Deed of Trust as of the date of disbursement and shall bear interest at the Increased Rate from such date until paid by Grantor in full. All such amounts shall be payable by Grantor immediately without demand. Nothing contained in this Section 4.04 shall be construed to require Beneficiary to incur any expense, make any appearance, or take any other action and any action taken by Beneficiary pursuant to this Section 4.04 shall be without prejudice to any other rights or remedies available to Beneficiary pursuant to any Loan Instrument or at law or in equity.

4.05        Waivers. Grantor waives and releases (A) all benefits that might accrue to Grantor by virtue of any present or future laws exempting the Secured Property, or any part of

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
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the proceeds arising from any sale of the Secured Property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time; (B) all benefits that might accrue to Grantor from requiring valuation or appraisal of any part of the Secured Property levied or sold on execution of any judgment recovered for the Obligations; (C) all notices not herein or in any other Loan Instrument specifically required as a result of Grantor’s default or of Beneficiary’s exercise, or election to exercise, any option pursuant to any of the Loan Instruments; and (D) all rights of redemption to the extent that Grantor may lawfully waive same. At no time will Grantor insist upon, plead or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law or any exemption from execution or sale of the Secured Property or any part thereof, whenever enacted, now or at any time hereafter in force, which may affect the covenants or terms of performance of the Loan Instruments. Similarly, Grantor will not claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Secured Property or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision hereof, or pursuant to the decree, judgment or order of any court of competent jurisdiction. After any such sale or sales, to the extent permitted by law, Grantor shall not claim or exercise any right under any law or laws heretofore or hereafter enacted to redeem the property so sold or any part thereof. Grantor waives all benefits or advantages of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Beneficiary. Grantor shall suffer and permit the execution of every such power as though no such law or laws had been made or enacted. To the extent permitted by law, the Secured Property may be sold in one parcel, as an entirety, or in such parcels, manner or order as Beneficiary in its discretion may decide. To the extent permitted by law, neither Grantor nor the holder of any lien or encumbrance affecting the Secured Property or any part thereof may require Beneficiary to marshal assets.

4.06        Prepayment. Grantor shall pay the charge provided in the Note for prepayment of the Obligations if for any reason (including the acceleration of the due date of the Obligations by Beneficiary following the occurrence of an Event of Default) any of such Obligations shall be due and payable or paid prior to the stated maturity date thereof, whether or not such payment is made prior to or at any sale held pursuant to or by virtue of this Article IV. Beneficiary has relied on Grantor’s creditworthiness and its agreement to repay the Obligations in strict accordance with the terms set forth in the Loan Instruments, and would not make the Loan without the promises by Grantor to make all payments due pursuant to the Loan Instruments and not to prepay all or any part of the principal balance of the Note prior to the final maturity date thereof, except on the terms expressly set forth herein and in the Note. Therefore, any prepayment of the Note, whether occurring as a voluntary prepayment by Grantor or occurring upon an acceleration of the Note by Beneficiary or otherwise, will prejudice Beneficiary’s ability to meet its obligations and to earn the return on the funds advanced to Grantor, which Beneficiary intended and expected to earn when it made the Loan, and will also result in other losses and additional expenses to Beneficiary. In consideration of Beneficiary making the Loan at the interest rate and for the term set forth in the Note, except as expressly permitted pursuant to the Note Grantor expressly waives all rights it may have under applicable law to prepay, without charge or premium, all or any part of the Note, either voluntarily or upon an acceleration of the Note by Beneficiary, including an acceleration upon the making or suffering by Grantor of any transfer or disposition prohibited by Section 1.11. If a prepayment of all or any part of the

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principal balance of the Note is made by or on behalf of Grantor, for any reason, whether due to the voluntary acceptance by Beneficiary of a prepayment tendered by Grantor, or the acceleration of the Note by Beneficiary, or in connection with any reinstatement of the Loan Instruments pursuant to any foreclosure proceedings, or any right of redemption exercised by Grantor or any other party having the right to redeem or to prevent any foreclosure of this Deed of Trust, or upon the consummation of any foreclosure sale, or under any other circumstances, Grantor or any other Person making any such prepayment shall be obligated to pay, concurrently therewith, the Make-Whole Amount, as defined and as set forth in the Note, and the payment of the Make-Whole Amount shall be a condition to the making of such prepayment, and the payment of the Make-Whole Amount shall be secured by this Deed of Trust and the other Loan Instruments. Grantor shall pay the Make-Whole Amount without prejudice to the right of Beneficiary to collect any other amounts due pursuant hereto or to declare a default hereunder; provided, however, that in no event shall any amount payable under this Section or any other Section or Subsection of this Deed of Trust relating to prepayment charges or otherwise, if construed to be interest, when added to the interest otherwise payable on the Note and the other Obligations, exceed the maximum amount of interest permitted under the laws of the State. Nothing herein shall be construed as permitting any partial prepayment of the Obligations, except with Beneficiary’s prior written consent thereto obtained in each instance.

Article 5.

MISCELLANEOUS

5.01        Non-Waiver. The failure of Beneficiary to insist upon strict performance of any term of this Deed of Trust or any other Loan Instrument shall not be deemed to be a waiver of any term of this Deed of Trust or any other Loan Instrument. Grantor shall not be relieved of its obligation to pay and perform the Obligations, at the time and in the manner provided in the Loan Instruments, by reason of (A) a failure by Beneficiary to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust or of any other Loan Instrument (regardless of whether or not Grantor has requested Beneficiary to do so), (B) the release, regardless of consideration, of the whole or any part of the Secured Property or any other security for the Obligations, or (C) any agreement or stipulation between Beneficiary and any subsequent owner or owners of the Secured Property or any other Person extending the time of payment or otherwise modifying or supplementing the terms of this Deed of Trust or any other Loan Instrument, without first having obtained the consent of Grantor. Grantor shall pay and perform the Obligations at the time and in the manner provided in this Deed of Trust and the other Loan Instruments as so extended, modified or supplemented, unless expressly released and discharged by Beneficiary. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Secured Property, Beneficiary may release any Person at any time liable for the payment or performance of the Obligations, or any part thereof, or any part of the security held for the Obligations, and may extend the time of such payment or performance or otherwise modify the terms of any Loan Instrument, including a modification of the interest rate payable on the principal balance of the Note, without Grantor’s prior written consent and without in any manner impairing or affecting any of the Loan Instruments or the lien thereof or the priority of this Deed of Trust, as so extended and modified, as security for the Obligations over any such subordinate lien, encumbrance, right, title or interest. Beneficiary may resort for the payment and

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
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performance of the Obligations to any other security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect. Beneficiary may take action to require payment and performance of the Obligations, or any part thereof, or to enforce any term of this Deed of Trust, without prejudice to the right of Beneficiary thereafter to foreclose this Deed of Trust. In addition to the rights and remedies stated in this Deed of Trust, Beneficiary may exercise every additional right and remedy now or hereafter afforded by law or in equity. Each right of Beneficiary pursuant to this Deed of Trust shall be separate, distinct and cumulative, and no such right shall be given effect to the exclusion of any other. No act of Beneficiary shall be construed as an election to proceed pursuant to any one provision of this Deed of Trust to the exclusion of any other provision.

5.02        Sole Discretion of Beneficiary. Whenever pursuant to this Deed of Trust or in any other Loan Instrument (A) Beneficiary exercises any right to approve or disapprove or to give or withhold its consent, (B) any arrangement or term is to be satisfactory to Beneficiary, or (C) any other decision or determination is to be made by Beneficiary, Beneficiary may give or withhold such approval or consent, determine whether or not such arrangement or term is satisfactory, and make all other decisions or determinations, in Beneficiary’s sole and absolute discretion, and Beneficiary’s decision shall be final and conclusive except where this Deed of Trust expressly provides to the contrary. If Grantor shall seek the consent or approval of Beneficiary pursuant to this Deed of Trust and Beneficiary shall fail or refuse to give such consent or approval, Grantor shall not be entitled to any damages for any withholding of such approval or consent by Beneficiary. Grantor’s sole remedy shall be an action for injunctive or declaratory relief, which remedy shall be available only in those cases where Beneficiary has expressly agreed not to unreasonably withhold its consent or approval .

5.03        Legal Tender. Grantor shall pay all payments of principal, interest or other amounts required or provided for herein in lawful money of the United States of America at the time of payment, at the above described office of Beneficiary or at such other place as Beneficiary may from time to time designate.

5.04        No Merger or Termination. If both the lessor’s and Lessee’s estates under any Lease or any portion thereof which constitutes a part of the Secured Property shall at any time become vested in one owner, this Deed of Trust and the lien created hereby shall not be destroyed or terminated by the application of the doctrine of merger and in such event, Beneficiary shall continue to have and enjoy all of its rights and privileges as to the separate estates. In addition, the foreclosure of this Deed of Trust shall not destroy or terminate any Lease or sublease then existing and created by Grantor, whether by application of the law of merger or as a matter of law or otherwise, unless Beneficiary or any purchaser at any sale related to such foreclosure shall so elect. No act by or on behalf of Beneficiary or any such purchaser shall constitute a termination of any Lease or sublease, unless Beneficiary or such purchaser shall give written notice thereof to the related Lessee or sublessee.

5.05        Discontinuance of Actions. If Beneficiary shall enforce any right pursuant to this Deed of Trust by foreclosure, sale, entry or otherwise and discontinue or abandon such enforcement for any reason or any such proceedings shall have been determined adversely, then,

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
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in each such case, Grantor and Beneficiary shall be restored to their former positions and rights hereunder, and the Secured Property shall remain subject to the lien of this Deed of Trust.

5.06        Headings. The headings of the Sections and other subdivisions of this Deed of Trust are for the convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

5.07        Notice to Parties. All notices and demands or other communications hereunder shall be in writing, and shall be deemed to have been sufficiently given or served for all purposes when presented personally or sent by generally recognized overnight delivery service, with postage prepaid, addressed to Grantor or Beneficiary, as applicable, at the addresses stated below, or at such other address of which either Grantor or Beneficiary may hereafter notify the other in writing:

Grantor:	IIT Valwood West Industrial LP
c/o Dividend Capital 518 17th Street, Suite 1700 Denver, Colorado 80202 Attn: Lainie Minnick and General Counsel

Beneficiary:	NEW YORK LIFE INSURANCE COMPANY
c/o New York Life Investment Management LLC
51 Madison Avenue
New York, New York 10010-1603

Attn: Real Estate Group
Director - Loan Administration Division
Loan No.: 374-0366

With a copy to:	NEW YORK LIFE INSURANCE COMPANY

c/o New York Life Investment Management LLC
51 Madison Avenue
New York, New York 10010-1603

Attn: Office of the General Counsel
Managing Director - Real Estate Section
Loan No.: 374-0366

Each notice or demand so given or served shall be deemed given and effective, (A) if personally delivered, on the day of actual delivery or refusal and (B) if sent by generally recognized overnight delivery service, on the next business day. Notwithstanding the foregoing, service of any notice of default or notice of sale provided or required by law shall, if mailed as required by law, be deemed given and effective on the date of mailing.

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
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5.08        Successors and Assigns Included In Parties. Subject to the provisions of Section 1.11, each reference herein to Grantor or Beneficiary shall mean and include, the heirs, legal representatives, successors and assigns of such Person. All covenants and agreements contained in this Deed of Trust by or on behalf of Grantor shall bind and inure to the benefit of Grantor’s heirs, legal representatives, successors and assigns, and all covenants and agreements by or on behalf of Beneficiary shall bind and inure to the benefit of Beneficiary’s successors and assigns.

5.09        Changes and Modifications. This Deed of Trust may only be changed or modified by an agreement in writing, signed by both Grantor and Beneficiary.

5.10        Applicable Law. This Deed of Trust shall be construed and enforced according to the law of the State, other than such law with respect to conflicts of laws.

5.11        Invalid Provisions to Affect No Others. The unenforceability or invalidity of any provision or provisions of this Deed of Trust as to any Persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other Persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

5.12        Usury Savings Clause. Grantor and Beneficiary intend to conform strictly to the usury laws now or hereafter in force in the State and all interest payable pursuant to the Note, this Deed of Trust or any other Loan Instrument, unless exempt from such laws, shall be subject to reduction to the amount equal to the maximum non usurious amount allowed pursuant to such usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable pursuant to the Note, this Deed of Trust or any other Loan Instrument shall under no circumstances exceed the maximum legal interest rate which Beneficiary may charge under applicable law from time to time. Any interest in excess of the maximum amount permitted by law shall be deemed a mistake and shall be canceled automatically and, if theretofore paid, Beneficiary shall, at its option, either rebate such interest to Grantor or credit such interest to the principal amount of the Obligations, or if all such principal has been repaid, Beneficiary shall rebate such excess to Grantor.

5.13        No Statute of Limitations. To the full extent permitted by law, Grantor hereby waives the pleading of any statute of limitations as a defense to any or all of the Obligations.

5.14        Late Charges. If Grantor fails to pay, when due, without regard to any grace period, any installment of interest or principal, any payment due pursuant to Section 1.04 or any deposit or reserve due pursuant to this Deed of Trust or any other Loan Instrument, Grantor shall pay to Beneficiary (unless waived by Beneficiary) the Late Charge as defined and described in the Note, and in no event shall such charge, if construed to be interest, together with other interest to be paid on the Obligations evidenced by the Note and the Obligations arising under any instrument securing the payment thereof, exceed the maximum interest permitted under applicable law. Each such Late Charge, if not previously paid, shall, at the option of Beneficiary, be added to and become part of the succeeding monthly payment to be made pursuant to the Note, and shall be secured by this Deed of Trust.

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
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5.15        Waiver of Jury Trial. Grantor waives any right to trial by jury with respect to any action or proceeding (a) brought by Grantor, Beneficiary or any other Person relating to (i) the Obligations or any understandings or prior dealings between Grantor and Beneficiary or (ii) the Loan Instruments, or (b) to which Beneficiary is a party.

5.16        Continuing Effectiveness. This Deed of Trust shall secure all advances made pursuant to the Loan Instruments, all rearrangements, modifications, replacements and renewals of the Obligations and all extensions as to the time of payment thereof, whether or not such advances, rearrangements, modifications, replacements and renewals or extensions are evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. The execution of this Deed of Trust shall not impair or affect any other security which may be given to secure the payment of the Obligations, and all such additional security shall be considered as cumulative. The taking of additional security, execution from time to time of partial releases as to the Secured Property or any extension of time of payment of the Obligations shall not diminish the force, effect or lien of this Deed of Trust, and shall not affect or impair the liability of any maker, surety or endorser for the payment of the Obligations.

5.17        Time of Essence. Time is of the essence as to Grantor’s performance of each provision of this Deed of Trust, the Note and the other Loan Instruments. Grantor agrees that where, by the terms of this Deed of Trust, the Note or any other Loan Instrument, a day is named or a time is fixed for the payment of any sum of money or the performance of any obligation by Grantor, the day and/or time stated enters into the consideration and is of the essence of the whole contract.

5.18        Non-Recourse. If an Event of Default has occurred (and regardless of whether or not it has been cured), Beneficiary shall have all rights provided in the Note, this Deed of Trust or any other Loan Instrument or at law or in equity, and shall have full recourse to the Secured Property and to any other collateral given by Grantor to secure any or all of the Obligations, provided that any judgment obtained by Beneficiary in any proceeding to enforce such rights shall be enforced only against the Secured Property and such other collateral. Notwithstanding the foregoing, Beneficiary shall not in any way be prohibited from naming Grantor or any of its successors or assigns or any Person holding under or through them as parties to any actions, suits or other proceedings initiated by Beneficiary to enforce such rights or to foreclose the lien of this Deed of Trust or to otherwise realize upon any other lien or security interest created in any other collateral given to secure the payment of the Obligations. The foregoing restriction shall not apply to, and Grantor shall be personally liable for, and Beneficiary may seek and enforce judgment against Grantor for:

A.        any and all losses, claims, damages, costs, expenses and/or liabilities, including, attorneys’ fees and expenses, incurred by Beneficiary:

(1)        relating to or as a result of any material misstatement of fact to Beneficiary or its affiliates (including but not limited to any reports, certificates, or other documents prepared or caused to be prepared by Grantor and provided to Beneficiary) (a) by Grantor or any Person constituting Grantor made to induce Beneficiary to advance the principal amount evidenced by the Note or (b) contained in any Loan Instrument,

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(2)        relating to or as a result of fraud committed by Grantor or any Person constituting Grantor,

(3)        relating to or as a result of the (a) collection or application of any insurance proceeds, condemnation awards, trust funds or Rents in a manner which is not in accordance with the provisions of the Loan Instruments or (b) the misappropriation or misapplication of any Lessee security deposit in a manner which is not in accordance with the provisions of the Loan Instruments,

(4)        relating to, as a result of or arising from a violation of Section 5.20 of this Deed of Trust;

(5)        relating to or as a result of the breach of any representation or warranty contained in the Sections of this Deed of Trust pertaining to environmental matters, including Section 1.05E(4), 2.03C or 2.03D, or any default with respect to any covenant contained in the Sections of this Deed of Trust pertaining to environmental matters including Section 1.05E,

(6)        relating to or as a result of any default with respect to Grantor’s covenant to pay Impositions, pursuant to Section 1.02 hereof, or insurance premiums, pursuant to Section 1.03 hereof or with respect to Grantor’s covenant to obtain the insurance, including without limitation, the Terrorism Insurance, required by this Deed of Trust,

(7)        arising from, in respect of, as a consequence of, or in connection with: (1) the existence of any circumstance or the occurrence of any action described in Section 1.05E(1), (2) claims asserted by any Person (including any Governmental Agency) in connection with, or in any way arising out of, the presence, storage, use, disposal, generation, transportation or treatment of any Hazardous Material in, on, or under or about the Secured Property, (3) the violation or claimed violation of any law relating to any Hazardous Material or any other Environmental Requirement in regard to the Secured Property, regardless of whether or not such violation or claimed violation occurred prior to or after the date of this Deed of Trust or whether or not such violation or claimed violation occurred prior to or after the time that Grantor became the owner of the Secured Property, or (4) the preparation of any environmental audit as to the Secured Property, whether conducted or authorized by Grantor, Beneficiary or any other Person or the implementation of any such audit’s recommendations,

(8)        as a result of any intentional, bad faith waste of the Secured Property committed by Grantor or its agents (such damages to include all repair costs incurred by Beneficiary ); and/or

B.        any and all losses, damages, costs or expenses incurred by Beneficiary as a result of any mechanic’s or materialman’s lien encumbering the Secured Property arising from any work performed or materials purchased by, for or at the direction of any Grantor or any Grantor affiliate which is not discharged within the time period provided in this Deed of Trust;

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C.        all outstanding principal, interest and other Obligations, including the Make-Whole Amount:

(1)        if there shall be a violation of Section 1.11 of this Deed of Trust except for an encumbrance in the nature of a mechanic’s or materialman’s lien; and/or

(2)        in the event that (a) any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to or acquiesced in by Grantor or any Guarantor and/or if any proceeding for the dissolution, liquidation or receivership of Grantor or any Guarantor shall be instituted by Grantor or any Guarantor and/or (b) Grantor or any Guarantor shall be the subject of any petition or proceeding for an involuntary bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law and/or the subject of any liquidation, dissolution receivership or other similar proceeding, in which Grantor or any Guarantor or any affiliate of such parties colludes with, or otherwise assists, the petitioning party or solicits or causes to be solicited petitioning creditors; and/or

(3)        if there shall be a violation of Section 5.20 of this Deed of Trust and there is substantive consolidation of any Maker with any other entity; and/or

D.        in the event of a loss which is or would be covered by the required Terrorism Insurance, an amount equal to the deductible on such Terrorism Insurance, which amount shall either be applied by Beneficiary to the debt secured by this Deed of Trust or disbursed by Beneficiary for the repair and restoration of the Secured Property, all in accordance with the terms of the Loan Instruments; and/or

E.        if this Deed of Trust or any of the other Loan Instruments are deemed fraudulent conveyances or preferences or are otherwise deemed void pursuant to any principles limiting the rights of creditors, whether such claims, demands or assertions are made under the United States Bankruptcy Code (as amended or replaced from time to time), including, without limitation, under Sections 544, 547 or 548 thereof, or under any applicable state fraudulent conveyance statues or similar laws, an amount equal to all losses, damages, costs and expenses, including without limitation, attorneys’ fees and disbursements, incurred by Beneficiary in connection therewith.

The restriction on enforcement contained in the first sentence of this Section 5.18 shall not apply to the Environmental Indemnity Agreement of even date herewith executed by Grantor and the other indemnitors, if any, in favor of Beneficiary and/or to the obligations of any Guarantor. It is expressly understood and agreed, however, that nothing contained in this Section 5.18 shall (y) in any manner or way constitute or be deemed to be a release of the Obligations or otherwise affect or impair the enforceability of the liens, assignments, rights and security interests created by this Deed of Trust or any of the other Loan Instruments or any future advance or any related agreements or (z) preclude Beneficiary from foreclosing this Deed of Trust or from exercising its other remedies set forth in this Deed of Trust or the Assignment, or from enforcing any of its rights and remedies in law or in equity (including injunctive and declaratory relief, restraining

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orders and receivership proceedings), except as provided in this Section 5.18. All matters described in clauses (A), (B), (C), (D) and (E) above as to which this Section 5.18 provides that Grantor is personally liable shall be referred to herein as the “Non-Recourse Exceptions”.

5.19        Non-Business Days. If any payment required hereunder or under any other Loan Instrument becomes due on a Saturday, Sunday, or legal holiday in the state in which the Premises are located, then such payment shall be due and payable on the immediately preceding business day.

5.20        Single Purpose Entity. Grantor represents, warrants and covenants that at all times since its formation and thereafter:

A.        Each of Grantor and its general partner, managing member or sole member, as applicable, does not own and will not own, either directly or indirectly, any asset or property other than (1) the Secured Property, (2) with respect to Grantor, incidental personal property necessary for the ownership or operation of the Secured Property and (3) with respect to the general partner, managing member or sole member of Grantor, its interest in Grantor and incidental personal property necessary for the ownership or operation of Grantor’s general partner, managing member or sole member.

B.        Each of Grantor and its general partner, managing member or sole member, as applicable, has not engaged in and will not engage in any business other than the ownership, management and operation of the Secured Property (with respect to Grantor) or the ownership of the general partnership or managing member interest in Grantor (with respect to Grantor’s general partner, managing member or sole member, as applicable), and each of Grantor and its general partner, managing member or sole member, as applicable, will conduct and operate its business as presently conducted and operated.

C.        Each of Grantor and its general partner, managing member or sole member, as applicable, has not entered and will not enter into any contract or agreement with any affiliate of Grantor, any constituent party of Grantor or any affiliate of any constituent party, except upon terms and conditions that are no less favorable than those that would be available on an arms-length basis with unaffiliated third parties.

D.        Each of Grantor and its general partner, managing member or sole member, as applicable, has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (1) the Obligations and (2) trade and operational debt incurred in the ordinary course of business with trade creditors in amounts as are normal and reasonable under the circumstances provided that such debt is paid within sixty (60) days of the date it is incurred. No indebtedness other than the Obligations may be secured (subordinate or pari passu) by the Secured Property.

E.        Each of Grantor and its general partner, managing member or sole member, as applicable, has not made and will not make any loans or advances to any third party (including any affiliate, constituent party or any affiliate of any constituent party), and have not and will not acquire obligations or securities of its affiliates or any constituent party.

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

F.        Each of Grantor and its general partner, managing member or sole member, as applicable, has been, is and will remain solvent and each of Grantor and its general partner, managing member or sole member, as applicable, have and will pay its own debts and liabilities from its assets, as the same shall become due; provided that (a) so long as Grantor has not distributed or used income in violation of this Section 5.20, the foregoing shall only apply to the extent that there is positive aggregate net cash flow at the Portfolio Secured Property, and (b) the foregoing shall not be deemed to require capital infusion or loans by any direct or indirect owner of Grantor in order to pay such debts and liabilities.

G.        Each of Grantor and its general partner, managing member or sole member, as applicable, has done or caused to be done and will do or cause to be done all things necessary to observe organizational formalities and preserve its existence, and each of Grantor and its general partner, managing member or sole member, as applicable, has not and will not, nor has Grantor or its general partner, managing member or sole member, as applicable, permitted nor will Grantor or its general partner, managing member or sole member, as applicable, permit any of its constituent parties, to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation, bylaws, articles of organization, operating agreement, trust agreement or other organizational document of Grantor, its general partner, managing member or sole member, as applicable, or such constituent party in a manner which would result in a breach of any of the representations, warranties or covenants set forth in this Section 5.20 or in a manner that would otherwise adversely affect Grantor’s and its general partner’s, managing member’s or sole member’s , as applicable, single purpose status.

H.        Each of Grantor and its general partner, managing member or sole member, as applicable, has and will maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates, any constituent party and any other Person, although Grantor may file consolidated tax returns.

I.        Each of Grantor and its general partner, managing member or sole member, as applicable, has been and will be, and at all times has and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Grantor or its general partner, managing member or sole member, as applicable, any constituent party of Grantor or its general partner, managing member or sole member, as applicable, or any affiliate of any constituent party), shall maintain an arms’-length association with its affiliates, has corrected and will correct any known misunderstanding regarding its status as a separate entity, has conducted and will conduct business in its own name, has not identified and shall not identify itself or any of its affiliates as a division or part of the other and has maintained and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks to the extent its business requires the same.

J.        Except as contemplated under the Loan Instruments, each of Grantor and its general partner, managing member or sole member, as applicable, has not assumed or guaranteed and will not assume or guaranty the debts of any other Person, has not held and will not hold itself out to be responsible for the debts of any other Person, and has not and will not otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person.

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

K.        Each of Grantor and its general partner, managing member or sole member, as applicable, has maintained and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operation; provided that (a) so long as Grantor has not distributed or used income in violation of this Section 5.20, the foregoing shall only apply to the extent that there is positive aggregate net cash flow at the Portfolio Secured Property, and (b) the foregoing shall not be deemed to require capital infusion or loans by any direct or indirect owner of Grantor in order to maintain such capitalization;.

L.        Neither Grantor nor its general partner, or nor its managing member, as applicable, nor any of their respective constituent parties has caused or will cause or permit the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of Grantor or its general partner, managing member or sole member, as applicable; except as permitted by the Loan Instruments or otherwise consented to by Beneficiary, neither Grantor nor its general partner, nor its managing member, as applicable, nor any of their respective constituent parties has disposed or will dispose of all or substantially all of the assets of Grantor or its general partner, managing member or sole member, as applicable, and, except as permitted by the Loan Instruments or otherwise consented to by Beneficiary, has not changed and will not change Grantor’s or its general partner’s, managing member’s or sole member’s , as applicable, legal structure.

M.        Each of Grantor and its general partner, managing member or sole member, as applicable, has not commingled and will not commingle the funds and other assets of Grantor or its general partner, managing member or sole member, as applicable, with those of any affiliate or constituent party or any other Person.

N.        Each of Grantor and its general partner, managing member or sole member, as applicable, have maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, or any other Person.

O.        Except as contemplated under the Loan Instruments, each of Grantor and its general partner, managing member or sole member, as applicable, does not and will not hold itself out to be responsible for the debts or obligations of any other Person.

P.        Each of Grantor and its general partner, managing member or sole member, as applicable, does and shall continue to (i) allocate fairly and reasonably any overhead and expense for office space shared with any affiliated Person, (ii) pay any liabilities, including salaries of its employees, out of its own funds and not from funds of any affiliated Person and/or (iii) maintain a sufficient number of employees (which may be zero) in light of its contemplated business operations.

Q.        Each of Grantor and its general partner, managing member or sole member, as applicable shall not institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of such proceedings against it, or file a petition seeking, or consent to, reorganization or relief, under any chapter of the Bankruptcy Code (Title 11 of the United States

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

Code), as amended, or any other bankruptcy or similar laws, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of it or of a substantial part of its assets or property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the foregoing. To the fullest extent permitted by law, for so long as any Obligations are outstanding, Grantor shall not be authorized or empowered, nor shall Grantor consolidate, merge, dissolve, liquidate or sell all or substantially all of Grantor’s assets (other than such sales, if any, as are permitted hereunder or under the other Loan Instruments, or otherwise consented to by Beneficiary).

R.        Each of Grantor and its general partner(s), managing member(s) or sole member, as applicable, shall be formed in Delaware; and at all times, Grantor’s and its general partner(s)’ or managing member’s, as applicable, limited liability company agreement, limited partnership agreement or articles or incorporation, as applicable, shall contain the provisions set forth in Section 5.20(A)-(R) of this Deed of Trust. So long as any Obligations are outstanding, none of such instruments shall be amended, altered or changed without the prior written consent of Beneficiary except as permitted by such instruments as of the date of this Deed of Trust.

S.        In the event that Grantor is a limited liability company, Grantor shall at all times cause there to be at least one springing non-economic member that will become a member of Grantor upon the dissolution or withdrawal or similar event as to the sole remaining member of Grantor and that will satisfy the requirements of Delaware law such that the dissolution or withdrawal or similar event as to the sole remaining member of Grantor will not cause the dissolution of Grantor (the “Springing Member”). The Springing Member shall be satisfactory to Beneficiary.

T.        If Grantor is a limited partnership with a general partner that is a limited liability company having only one member, such member (the “SPE Principal”) is and shall be at all times an entity whose sole asset is its interest in Grantor’s general partner and in the other makers of the Note and such SPE Principal will at all times comply, and will cause Grantor and Grantor’s general partner to comply, with each of the covenants, terms and provisions contained in this Section 5.20 as if such representation, warranty or covenant was made directly by such SPE Principal.

U.        Grantor covenants and agrees to submit a written statement for Grantor, certified by an officer of Grantor and confirming that Grantor and its general partner, managing member or sole member, as applicable is in full compliance with all of the requirements of this Section 5.20 of this Deed of Trust (each such statement an “SPE Certification”) upon Beneficiary’s request. Grantor shall provide any other pertinent information regarding the single purpose entity requirements of this Deed of Trust as may be reasonably required by Beneficiary.

Notwithstanding the foregoing provisions of Section 5.20 of this Deed of Trust, Beneficiary shall not require (a) that Grantor’s organizational structure include an independent manager or independent director, (ii) a non-consolidation opinion or (iii) a Delaware Single Member LLC Opinion.

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An inadvertent and immaterial failure to satisfy or comply with any one of the covenants contained in this Section 5.20 shall not, in and of itself, disqualify Grantor as a single purpose entity so long as under the circumstances in question, no Person would have a reasonable basis for asserting that Grantor is not a single purpose entity and Grantor takes all steps reasonably required in light of such failure to so satisfy or comply with such covenants in order to correct any known misunderstanding regarding Grantor’s status as a single purpose entity

5.21        Joint and Several Liability; Counterparts. The obligations of each Person comprising Grantor shall be joint and several. This Deed of Trust may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS 2809006.5	Loan No. 374-0366 Texas

IN WITNESS WHEREOF, Grantor has executed this Deed of Trust as of the date first above written.

Grantor:

IIT VALWOOD WEST INDUSTRIAL LP, a Delaware limited partnership

By:	IIT Valwood West Industrial GP LLC,
a Delaware limited liability company, its general partner

By:	IIT Regional Industrial Portfolio Holdco LLC,
a Delaware limited liability company, its sole member

By:	IIT Real Estate Holdco LLC,
a Delaware limited liability company, its sole member

By:	Industrial Income
Operating Partnership LP, a Delaware limited partnership, its sole member

By:	Industrial Income Trust Inc.,
a Maryland corporation, its general partner

By:	/s/ Thomas G. McGonagle
Name: Thomas G. McGonagle
Title: Chief Financial Officer

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND

RENTS AND SECURITY AGREEMENT – SIGNATURE PAGE

096780 000064 DALLAS	Loan No. 374-0366
Texas

THE STATE OF COLORADO	§
§
COUNTY OF DENVER	§

This instrument was acknowledged before me on December 13, 2011, by Thomas G. McGonagle, Chief Financial Officer of Industrial Income Trust Inc., a Maryland corporation, general partner of Industrial Income Operating Partnership LP, a Delaware limited partnership, sole member of IIT Real Estate Holdco LLC, a Delaware limited liability, sole member of IIT Regional Industrial Portfolio Holdco LLC, a Delaware limited liability company, sole member of IIT Valwood West Industrial GP LLC, a Delaware limited liability company, general partner of IIT VALWOOD WEST INDUSTRIAL LP, a Delaware limited partnership, on behalf of said limited partnership.

/s/ Darlene Braden
My Commission Expires:	Notary Public, State of Colorado
01/03/2012
Darlene Braden
Printed/Typed Name of Notary

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND

RENTS AND SECURITY AGREEMENT – SIGNATURE PAGE

096780 000064 DALLAS	Loan No. 374-0366
Texas

EXHIBIT A

Valwood A:

Tract I (Fee):

Being all of Lot 1, Block 1 of the Final Plat of Valwood West, an addition to the City of Carrollton, Dallas County, Texas, as recorded in Volume 96107, Page 5811 of Map or Plat Records, Dallas County, Texas.

Tract II (Easement):

Undivided interest in and to the common maintenance area and easements relating thereto as created and defined in Declaration of Protective Covenants, Agreements, Easements, Charges and Liens for Valwood West, dated April 9, 1997, recorded in Volume 97073, Page 1373, Real Property Records of Dallas County, Texas, over and across the land more particularly described therein.

Valwood C:

Tract I (Fee):

Being all of Lot 3R, Block 2 of the Final Plat of Lot 3R, Block 2 & Lot 1, Block 3, Valwood West, an addition to the City of Carrollton, Dallas County, Texas, as recorded in Volume 98129, Page 4, of Map or Plat Records, Dallas County, Texas.

Tract II (Easement):

Easement estate as created and defined in Declaration of Reciprocal Access Easements, dated December 29, 1998,by Industrial Developments International (Texas), L.P., filed December 30, 1998, recorded in Volume 98252, Page 158, Real Property Records of Dallas County, Texas, over and across the land more particularly described therein.

Tract III (Easement):

Undivided interest in and to the common maintenance area and easements relating thereto as created and defined in Declaration of Protective Covenants, Agreements, Easements, Charges and Liens for Valwood West, dated April 9, 1997, recorded in Volume 97073, Page 1373, Real Property Records of Dallas County, Texas, over and across the land more particularly described therein.

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS	Loan No. 374-0366 Texas

Valwood D:

Tract I (Fee):

Being all of Lot 2, in Block 2 of the Final Plat of Lots 1, 2 & 3, Block 2, Valwood West, an addition to the City of Carrollton, Dallas County, Texas, according to the map or plat thereof recorded in Volume 97175, Page 4869, of Map or Plat Records, Dallas County, Texas.

Tract II (Easement):

Easement estate as created and defined in Declaration of Reciprocal Access Easements, dated December 29, 1998,by Industrial Developments International (Texas), L.P., filed December 30, 1998, recorded in Volume 98252, Page 158, Real Property Records of Dallas County Texas, over and across the land more particularly described therein.

Tract III (Easement):

Easement estate as created and defined in Declaration of Access Easement, dated December 29, 1998,by Industrial Developments International (Texas), L.P., filed December 30, 1998, recorded in Volume 98252, Page 169, Real Property Records of Dallas County, Texas, over and across the land more particularly described therein.

Tract IV (Easement):

Undivided interest in and to the common maintenance area and easements relating thereto as created and defined in Declaration of Protective Covenants, Agreements, Easements, Charges and Liens for Valwood West, dated April 9, 1997, recorded in Volume 97073, Page 1373, Real Property Records of Dallas County, Texas, over and across the land more particularly described therein.

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS	Loan No. 374-0366 Texas

SCHEDULE A

Project/Address	Parking

Valwood A 2025 W. Beltline Road Carrollton TX	286 regular 6 HC

Valwood C 2045 Westgate Drive Carrollton TX	137 regular 7 HC 7 tractor trailer

Valwood D 2029 Westgate Drive Carrollton TX	141 regular 6 HC

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
096780 000064 DALLAS	Loan No. 374-0366 Texas